As filed with the Securities and Exchange Commission on February 20, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Prudential Financial, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	6311	22-3703799
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification Number)

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy P. Harris

Executive Vice President and General Counsel

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Michael P. Heinz

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-2071

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                            ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)                  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
3.905% Senior Notes due 2047	$895,778,000	100%	$895,778,000	$111,524.36
3.935% Senior Notes due 2049	$1,039,497,000	100%	$1,039,497,000	$129,417.38

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED February 20, 2018

Prospectus

Prudential Financial, Inc.

OFFERS TO EXCHANGE

Any and all of its outstanding $895,778,000 aggregate principal amount of 3.905% Senior Notes due 2047

(which we refer to as the “Old 2047 Notes”)

for

Up to $895,778,000 aggregate principal amount of its 3.905% Senior Notes due 2047 that have been registered under the Securities Act of 1933 (which we refer to as the “New 2047 Notes”)

and

Any and all of its outstanding $1,039,497,000 aggregate principal amount of its 3.935% Senior Notes due 2049

(which we refer to as the “Old 2049 Notes”)

for

Up to $1,039,497,000 aggregate principal amount of its 3.935% Senior Notes due 2049 that have been registered under the Securities Act of 1933 (which we refer to as the “New 2049 Notes”)

These exchange offers will expire at 5:00 p.m., New York City time, on             , 2018, unless extended.

Upon the terms and subject to the conditions set forth in this prospectus and the related letter of transmittal, we are offering to exchange any and all of the $895,778,000 aggregate principal amount of our Old 2047 Notes and any and all of the $1,039,497,000 aggregate principal amount of our Old 2049 Notes (collectively, the “Old Notes”), for an equal principal amount of the corresponding series of our New 2047 Notes and New 2049 Notes, each of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “New Notes”). We refer to the New Notes and the Old Notes collectively as the Notes.

•	We will exchange the New Notes of each series for any and all of the outstanding Old Notes of the corresponding series that are validly tendered and not validly withdrawn prior to the expiration or earlier termination of the applicable exchange offer (each, an “exchange offer” and collectively, the “exchange offers”) being made by this prospectus and the related letter of transmittal.

•	You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the applicable exchange offer, any Old Notes that you have tendered in that exchange offer.

•	Each exchange offer is subject to certain customary conditions that may be waived by us.

•

The terms of each series of New Notes are substantially identical to those of the corresponding series of Old Notes, except that the New Notes are registered under the Securities Act, the transfer restrictions, registration rights and additional interest provisions relating to each series of Old Notes will not apply to the corresponding series of New Notes, and the first interest payment date for and date from which interest will accrue on the New Notes of a particular series may be different from those applicable to the Old Notes of that series. Each series of New Notes will also have a separate CUSIP number from that of the Old Notes of the corresponding series.

•	The exchange of Old Notes for New Notes will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offers.

•	If you do not exchange your Old Notes for New Notes in the applicable exchange offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to restrictions on transfers.

No public market exists for the New Notes or the Old Notes. Neither the New Notes nor the Old Notes will be listed on any securities exchange or included in any quotation system.

Exchanging your outstanding Old Notes for New Notes involves risks, including those described in the “Risk Factors” section beginning on page 13 of this prospectus.

There are no guaranteed delivery procedures available in connection with the exchange offers. Accordingly, holders of Old Notes must deliver or cause their Old Notes and all other required documentation to be delivered to the Exchange Agent in accordance with the procedures described in this prospectus and the related letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date for the applicable exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2018.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to provide you with different or inconsistent information. If any person provides you with different or inconsistent information, you should not rely on it. We are not making any offer to exchange, nor are we soliciting any offer to tender or exchange, Old Notes for New Notes in any jurisdiction where or to any person to whom the offer or exchange is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus and that the information in any document incorporated or deemed to be incorporated by reference into this prospectus was accurate only as of the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither the Old Notes nor the New Notes have been recommended by any federal, state or foreign securities authorities and they have not determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We are not providing you with any legal, business, regulatory, accounting, tax or other advice in this prospectus. You should consult with your own advisors to assist you in making your investment decision and to advise you whether you are legally permitted to exchange your outstanding Old Notes for New Notes in the applicable exchange offer.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102, Attention: Corporate Secretary, Telephone: (973) 802-6000.

This prospectus contains descriptions of certain provisions of some of the documents relating to the New Notes and the exchange offers, including the Registration Rights Agreement (as defined below) and the indenture governing the Old Notes of a particular series, which indenture will also govern the New Notes of that series. These summaries are not and do not purport to be complete and are qualified in their entirety by reference to the provisions of such documents, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference herein and which may be obtained as described under “Where You Can Find More Information” and “Incorporation by Reference.”

Unless otherwise indicated or the context requires otherwise, references in this prospectus to “our company,” “the Company,” “Prudential,” “we,” “us” and “our” and other similar references mean Prudential Financial, Inc. and its consolidated subsidiaries.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements included in this prospectus and the documents incorporated and deemed to be incorporated by reference herein, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) losses on investments or financial contracts due to deterioration in credit quality or value, or counterparty default; (2) losses on insurance products due to mortality experience, morbidity experience or policyholder behavior experience that differs significantly from our expectations when we price our products; (3) changes in interest rates, equity prices and foreign currency exchange rates that may (a) adversely impact the profitability of our products, the value of separate accounts supporting these products or the value of assets we manage, (b) result in losses on derivatives we use to hedge risk or increase collateral posting requirements and (c) limit opportunities to invest at appropriate returns; (4) guarantees within certain of our products, in particular our variable annuities, which are market sensitive and may decrease our earnings or increase the volatility of our results of operations or financial position; (5) liquidity needs resulting from (a) derivative collateral market exposure, (b) asset/liability mismatches, (c) the lack of available funding in the financial markets or (d) unexpected cash demands due to severe mortality calamity or lapse events; (6) financial or customer losses, or regulatory and legal actions, due to inadequate or failed processes or systems, human error or misconduct, and external events, such as (a) disruption of our systems and data, (b) an information security breach, (c) a failure to protect the privacy of sensitive data or (d) reliance on third-parties, including to distribute our products; (7) changes in the regulatory landscape, including related to (a) regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (b) changes in tax laws, (c) the U.S. Department of Labor’s fiduciary rules and other fiduciary rule developments, (d) U.S. state insurance laws and developments regarding group-wide supervision, capital and reserves, (e) insurer capital standards outside the U.S. and (f) privacy and cybersecurity regulation; (8) technological changes which may adversely impact companies in our investment portfolio or cause insurance experience to deviate from our assumptions; (9) ratings downgrades; (10) market conditions that may adversely affect the sales or persistency of our products; (11) competition; and (12) reputational damage.

Prudential does not intend, and is under no obligation, to update any particular forward-looking statement included in this prospectus or the documents incorporated (or deemed to be incorporated) by reference herein, except as otherwise required by law.

You should carefully consider the risks described in the “Risk Factors” section in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein, for a more complete discussion of certain risks relating to our business, the New Notes and the exchange offers.

ii

SUMMARY

This summary highlights information about us, the New Notes being offered by this prospectus and the exchange offers being made hereby. This summary is not complete and does not contain all of the information that you should consider prior to deciding whether or not to exchange your Old Notes for New Notes. For a more complete understanding of our company, the New Notes and the exchange offers being made hereby, we encourage you to read this prospectus and the related letter of transmittal (the “letter of transmittal”), as well as the documents incorporated and deemed to be incorporated by reference into this prospectus, in their entirety.

Overview

Prudential Financial, Inc., a financial services leader with approximately $1.394 trillion of assets under management as of December 31, 2017, has operations in the United States, Asia, Europe and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. We offer these products and services to individual and institutional customers through proprietary and third-party distribution networks. Our common stock is publicly traded on the New York Stock Exchange under the ticker symbol “PRU.”

Prudential Financial, Inc. is incorporated under the laws of the State of New Jersey.

Our registered office and principal executive offices are located at 751 Broad Street, Newark, New Jersey 07102. Our telephone number is (973) 802-6000.

Summary Description of the Exchange Offers

The following is a description of some of the terms of the exchange offers. The following information is provided solely for your convenience, is not complete and does not contain all of the information that you need to consider in deciding whether or not to exchange your Old Notes for New Notes. You should read the information appearing in this prospectus under the captions “Risk Factors,” “The Exchange Offers,” “Description of the New Notes,” “Material United States Federal Income Tax Considerations” and “Plan of Distribution,” as well as the other information contained in and incorporated by reference into this prospectus and in the letter of transmittal relating to the exchange offers, for additional information concerning the terms of the exchange offers and the New Notes and the risks of investing in the New Notes. As used herein, the term “exchange offers” means the exchange offers being made pursuant to this prospectus and the related letter of transmittal.

For purposes of the information appearing under this caption “Summary Description of the Exchange Offers,” references to “Prudential Financial, Inc.,” “Prudential,” “the Company,” “we,” “our,” “us” and similar references refer only to Prudential Financial, Inc. and not any of its subsidiaries or any entities that are consolidated with it for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires.

Background; Old Notes	In connection with the completion of certain private exchange offers, on December 7, 2017, we issued $895,778,000 aggregate principal amount of 3.905% Senior Notes due 2047 (the “Old 2047 Notes”) and $1,039,497,000 aggregate principal amount of 3.935% Senior Notes due 2049 (the “Old 2049 Notes”), each of which series of Old Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and which, collectively, we refer to in this prospectus as the “Old Notes.” In connection with those private exchange offers, we entered into a registration rights agreement dated December 7, 2017 (the “Registration Rights Agreement”) with the dealer managers for the private exchange offers. We are making the exchange offers contemplated by this prospectus and the related letter of transmittal as required by the Registration Rights Agreement.

New Notes Offered

Up to $1,935,275,000 aggregate principal amount of notes that have been registered under the Securities Act (the “New Notes”), consisting of up to $895,778,000 aggregate principal amount of 3.905% Senior Notes due 2047 (the “New 2047 Notes”) and $1,039,497,000 aggregate principal amount of 3.935% Senior Notes due 2049 (the “New 2049 Notes”). The terms of each series of New Notes are substantially identical to those of the corresponding series of Old Notes, except that the New Notes have been registered under the Securities Act, will not be subject to the transfer restrictions applicable to the Old Notes, will not be entitled to payment of additional interest (as described under “Description of the Registration Rights Agreement”), will not be entitled to registration rights or (subject to possible limited exceptions) other rights under the Registration Rights Agreement, and the first interest payment date for and date from which interest will accrue on New Notes of a series may be different from those applicable to the Old Notes of that series. Each series of New Notes will also have a separate CUSIP number from that of the Old Notes of the corresponding series. We sometimes refer to the New Notes and Old Notes as, collectively, the “Notes” or, individually, a “Note.” The Old Notes were issued, and the New Notes will be issued, under the Indenture, dated as of December 7, 2017 (the “Indenture”), between us and The Bank of New York Mellon, as trustee (the “Trustee”), and the New Notes of a particular series and any Old Notes of the corresponding series that remain outstanding after the related exchange offer will constitute a single series of debt securities under the Indenture for all purposes. Any Old Notes that are exchanged for New Notes pursuant to the applicable exchange offer will be cancelled and, as a result, the aggregate principal amount of the outstanding Notes of each series will not increase as a result of the exchange offers.

Exchange Offers	On the terms and subject to the conditions set forth herein and in the letter of transmittal, we are offering to issue up to (i) $895,778,000 aggregate principal amount of New 2047 Notes in exchange for a like aggregate principal amount of Old 2047 Notes and (ii) $1,039,497,000 aggregate principal amount of New 2049 Notes in exchange for a like aggregate principal amount of Old 2049 Notes. In exchange for each $1,000 aggregate principal amount of Old Notes validly tendered and not validly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the expiration date of the related exchange offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the letter of transmittal and this prospectus, the tendering holder will receive $1,000 aggregate principal amount of the applicable series of New Notes.

Expiration Date	Each exchange offer will expire at 5:00 p.m., New York City time, on , 2018 (which is the 20th business day following the date of this prospectus), unless extended or terminated in our sole and absolute discretion. The term “expiration date” means , 2018, except that if we, in our sole and absolute discretion, extend the period of time during which the applicable exchange offer is open, “expiration date” shall mean, with respect to that exchange offer, the latest date to which that exchange offer has been extended. For further information, see “The Exchange Offers—Terms of the Exchange Offers; Period for Tendering Old Notes.”

Representations by Tendering Owners	By tendering your Old Notes, you will acknowledge, represent and warrant to and agree with us that, among other things:

•	you are not our “affiliate” (as defined in Rule 405 under the Securities Act);

•	any New Notes you receive in the exchange offers will be acquired by you in the ordinary course of your business;

•	you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act;

•	you are not a broker-dealer that will receive New Notes in the exchange offers in exchange for Old Notes that you purchased from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act; and

•	if you are a broker-dealer that will receive New Notes for your own account in an exchange offer in exchange for Old Notes that you acquired for your own account as a result of your market-making or other trading activities, you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers in connection with any resale of the New Notes you receive. For further information, see “Plan of Distribution.”

You will be required to make these and other acknowledgements, representations, warranties and agreements in order to tender Old Notes in the exchange offers. For further information, see “The Exchange Offers—Representations by Tendering Owners” and “—Resales of New Notes.”

Conditions to the Exchange Offers	Each exchange offer is subject to certain customary conditions, which we may waive. Neither exchange offer is conditioned on the completion of the other exchange offer. In addition, we may amend the terms of either exchange offer without amending the terms of the other exchange offer. For further information, see “The Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering the Old Notes	The Old Notes currently are in book-entry form and represented by one or more global Old Notes (the “Global Old Notes”) registered in the name of The Depository Trust Company (“DTC”) or its nominee. You will not be entitled to receive Old Notes in definitive certificated form (“Certificated Old Notes”) in exchange for your beneficial interest in any Global Old Notes except under the limited circumstances described under “Book-Entry, Delivery and Form.” Accordingly, so long as your Old Notes are in book-entry form represented by one or more Global Old Notes, you must tender your Old Notes pursuant to DTC’s Automated Tender Offer Program (“ATOP”) and the other procedures described in this prospectus and in the related letter of transmittal.

If you wish to tender your Old Notes pursuant to the applicable exchange offer, you must, among other things, deliver or cause to be delivered to the Exchange Agent (as defined below) prior to 5:00 p.m., New York City time, on the expiration date either:

•	a properly completed and duly executed letter of transmittal, with any required signature guarantees, together with any other required documentation, all of which must be delivered to the Exchange Agent in the manner and at the address set forth in this prospectus; or

•	so long as your Old Notes are in book-entry form, a computer-generated message transmitted by DTC to and received by the Exchange Agent and forming a part of the Book-Entry Confirmation (as defined below) stating that the holder of the Old Notes acknowledges and agrees to be bound by the terms of the letter of transmittal (an “Agent’s Message”).

In addition, you must also deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date either:

•	so long as your Old Notes are in book-entry form, an electronic confirmation from DTC of the book-entry transfer of your Old Notes into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”); or

•	in the event Notes in registered certificated form without coupons (“Certificated Notes”) are issued, the Certificated Old Notes you are tendering, in proper form for transfer and with any required signature guarantees and any other required documentation, all of which must be delivered to the Exchange Agent, together with your signed letter of transmittal and other required documents, in the manner and at the address set forth in this prospectus.

You may tender any or all of your Old Notes; provided that Old Notes may only be tendered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and, if any Old Note is tendered in part, the untendered portion of such Old Note must be a minimum denomination of $1,000 or an integral multiple of $1,000 in excess thereof. For further information, see “The Exchange Offers—Procedures for Tendering Old Notes” and “—Book-Entry Transfers.”

If you are the beneficial owner of Old Notes in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Old Notes in the applicable exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Old Notes on your behalf prior to the expiration of the applicable exchange offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC. So long as the Old Notes of a particular series are in book-entry form represented by one or more Global Old Notes, this is the only manner in which you will be able to tender your Old Notes of that series.

If Certificated Old Notes are issued and you are the beneficial owner of Certificated Old Notes that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Certificated Old Notes in the applicable exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Certificated Old Notes on your behalf prior to the expiration of the applicable exchange offer or, if you wish to tender those Certificated Old Notes yourself, then, prior to completing and executing the letter of transmittal and delivering your Certificated Old Notes, you must either make appropriate arrangements to register ownership of those Certificated Old Notes in your own name or obtain a properly completed bond power (with any required signature guarantee) from the registered holder of those Certificated Old Notes. The transfer of registered ownership may take considerable time.

Withdrawal; Non-Acceptance	You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the applicable exchange offer, any Old Notes that you have tendered in that exchange offer by following the procedures described in this prospectus and the related letter of transmittal. Any Old Notes which have been tendered for exchange but which are withdrawn or otherwise are not exchanged for any reason will be returned to the holders thereof (or, in the case of Old Notes tendered by book-entry transfer, will be credited to the accounts at DTC of the applicable DTC participants) without cost to such holders promptly after withdrawal of such Old Notes or expiration or earlier termination of the applicable exchange offer, as the case may be. For further information, see “The Exchange Offers—Withdrawal Rights.”

No Guaranteed Delivery	There are no guaranteed delivery procedures available in connection with the exchange offers. Accordingly, holders of Old Notes must deliver or cause their Old Notes and all other required documentation to be delivered to the Exchange Agent in accordance with the procedures described in this prospectus and the related letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date for the applicable exchange offer.

No Appraisal or Dissenters’ Rights	Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offers.

Material United States Federal Income Tax Considerations	The exchange of the Old Notes for New Notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes. For further information regarding some of the U.S. federal tax considerations that you should take into account in deciding whether or not to exchange Old Notes for New Notes, see “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the exchange offers.

Exchange Agent	The Bank of New York Mellon is the exchange agent (the “Exchange Agent”) for the exchange offers. You can find the address and telephone number of the Exchange Agent under the caption “The Exchange Offers—Exchange Agent.”

Resales of New Notes	Based on interpretations by the staff of the Securities and Exchange Commission (the “SEC”) contained in no-action letters issued to third parties, we believe that, except as provided in the next sentence and in the second succeeding paragraph, the New Notes you receive in the exchange offers may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:

(1)	you are our “affiliate” (as defined in Rule 405 under the Securities Act);

(2)	the New Notes you receive in the exchange offers will not be acquired by you in the ordinary course of your business; or

(3)	you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act.

However, if you are a broker-dealer holding Old Notes acquired for your own account as a result of market-making or other trading activities and who receives New Notes in exchange for such Old Notes pursuant to the exchange offers (a “participating broker-dealer”), you may be an “underwriter” within the meaning of the Securities Act and you must (and must acknowledge that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Notes. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales and other transfers of New Notes received for its own account in exchange for such Old Notes in the exchange offers for a period of 180 days (subject to our right to suspend the use of the prospectus under the circumstances described under “Plan of Distribution”) after the expiration date of such exchange offer so long as such participating broker-dealer has notified us in the letter of transmittal that it will be using this prospectus for such purpose. For further information, see “Plan of Distribution.”

If you fall into one or more of categories (1) through (3) of the second preceding paragraph, if you are participating in the exchange offers for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in that exchange offer, or if you are a broker-dealer that will receive New Notes in the exchange offers in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you may not tender your Old Notes in the applicable exchange offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability.

Registration Rights Agreement	When we issued the Old Notes, we entered into the Registration Rights Agreement pursuant to which we agreed, on the terms and subject to the conditions set forth therein, to use our commercially reasonable efforts to (1) complete an offer to exchange the Old Notes for New Notes that have been registered under the Securities Act no later than 310 days after December 7, 2017 (which was the date of original issuance of the Old Notes) or (2) if we are not required or permitted to file a registration statement with respect to the exchange offers or if a holder of Old Notes notifies us that it cannot participate in the exchange offers for specified reasons, file and keep effective for a specified period of time a shelf registration with respect to resales of the Old Notes. If we fail to satisfy certain of our registration obligations under the Registration Rights Agreement, we will be required to pay additional interest to holders of the Old Notes of the applicable series (other than any such Old Notes that cease to be Registrable Securities (as defined under “Description of the Registration Rights Agreement”)). No additional interest will be payable on New Notes of any series. For additional information, see “Description of the Registration Rights Agreement.”

Risk Factors	An investment in the New Notes involves risks, and you should carefully consider the matters discussed under “Risk Factors” in this prospectus and in the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated and deemed to be incorporated by reference into this prospectus and which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference” before making a decision to exchange Old Notes for New Notes.

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes for New Notes in the applicable exchange offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the restrictions on transfer set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any additional interest on your Old Notes and will not be entitled (subject to possible limited exceptions) to any registration rights or other rights under the Registration Rights Agreement. In general, you may offer or sell your Old Notes only if:

•	they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•	they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.

In addition, the exchange offers may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding following the exchange offers. See “Risk Factors—Risks Related to the Exchange Offers—If you choose not to exchange your Old Notes in the applicable exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.”

Summary Description of the New Notes

The following is a description of some of the terms of the New Notes. The following information is provided solely for your convenience, is not complete and does not contain all of the detailed information that you need to consider in deciding whether or not to exchange your Old Notes for New Notes. You should read the information appearing in this prospectus under the captions “Risk Factors,” “Description of the New Notes” and “Material United States Federal Income Tax Considerations,” as well as the other information contained in and incorporated by reference into this prospectus and in the letter of transmittal relating to the exchange offers, for additional information concerning the terms of the New Notes and the risks of investing in the New Notes.

For purposes of the information appearing under this caption “Summary Description of the New Notes,” (i) references to “Prudential Financial, Inc.,” “Prudential,” “the Company,” “we,” “our,” “us” and similar references refer only to Prudential Financial, Inc. and not any of its subsidiaries or any entities that are consolidated with it for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires, (ii) the term “Notes” means, collectively, the Old Notes, any Additional Notes (as defined herein), the New Notes and any other Exchange Notes (as defined herein), and references to “each series of Notes,” “Notes of each series,” “Notes of a series,” “Notes of a particular series” and similar references have a correlative meaning, (iii) the term “2047 Notes” means, collectively, the Old 2047 Notes, any Additional 2047 Notes, the New 2047 Notes and any other 2047 Exchange Notes and (vi) the term “2049 Notes” means the Old 2049 Notes, any Additional 2049 Notes, the New 2049 Notes and any other 2049 Exchange Notes. Certain capitalized terms used under this caption “Summary Description of the New Notes” are defined under “Description of the New Notes.”

Issuer	Prudential Financial, Inc.

New Notes Offered	Up to $1,935,275,000 aggregate principal amount of notes that have been registered under the Securities Act (the “New Notes”), consisting of up to $895,778,000 aggregate principal amount of 3.905% Senior Notes due 2047 (the “New 2047 Notes”) and $1,039,497,000 aggregate principal amount of 3.935% Senior Notes due 2049 (the “New 2049 Notes”). The New Notes will be issued under the same Indenture as the Old Notes and the New Notes of a series and any Old Notes of that series that remain outstanding after the related exchange offer is consummated will constitute a single series of debt securities under the Indenture for all purposes. Any Old Notes that are exchanged for New Notes pursuant to the applicable exchange offer will be cancelled and, as a result, the aggregate principal amount of the outstanding Notes of each series will not increase as a result of the exchange offers.

Maturity	Unless redeemed earlier, the New 2047 Notes will mature on December 7, 2047 and the New 2049 Notes will mature on December 7, 2049.

Interest Rate	The New 2047 Notes will bear interest at the rate of 3.905% per year (calculated on the basis of a 360-day year comprised of twelve 30-day months), accruing from . The New 2049 Notes will bear interest at the rate of 3.935% per year (calculated on the basis of a 360-day year comprised of twelve 30-day months), accruing from . Additional interest payable in certain circumstances under the Registration Rights Agreement will not be payable on any series of New Notes.

Interest Payment Dates	Interest on each series of New Notes will be paid semi-annually in arrears on each June 7 and December 7, commencing June 7, 2018.

Ranking	The Old Notes are and the New Notes will be:

•	our senior unsecured obligations;

•	pari passu in right of payment with all of our existing and future senior unsecured indebtedness;

•	effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	senior in right of payment to all of our existing and future subordinated indebtedness; and

•	effectively subordinated in right of payment to all existing and future indebtedness, and other liabilities (including trade payables) of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries.

Optional Redemption	Prior to June 7, 2047, in the case of the New 2047 Notes, and June 7, 2049, in the case of the New 2049 Notes, we may, at any time in whole or from time to time in part, redeem the New Notes of the applicable series, at the applicable redemption price described herein under “Description of the New Notes—Optional Redemption.” On or at any time after such dates, we may redeem the New Notes of the applicable series, in whole or in part, at 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the applicable date of redemption. See “Description of the New Notes—Optional Redemption.”

Indenture; Certain Covenants	The Old Notes were issued and the New Notes will be issued under the Indenture, dated as of December 7, 2017, between us and the Trustee. The Indenture contains covenants that, among other things (i) limit our ability, and our subsidiaries’ ability, to incur debt secured by liens on any of the common stock of our designated subsidiary (as defined herein) and (ii) limit our ability to merge or consolidate with, or transfer all or substantially all of our assets to, another entity. These and other covenants that are contained in the Indenture are subject to important exceptions and qualifications, which are described under “Description of the New Notes—Restrictive Covenants.”

Further Issuances	We may, from time to time, without notice to or consent of the holders of either series of New Notes, create and issue additional notes ranking equally and ratably with the New Notes of such series in all respects (or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional notes), including the same terms as to status, redemption or otherwise.

No Prior Market	The New Notes will be new securities for which there is no market. Accordingly, we cannot assure you that a liquid market for the New Notes will develop or be maintained.

No Listing	We do not intend to apply to list either series of New Notes on any securities exchange or to have either series of New Notes quoted on any automated quotation system.

Book-Entry Form and Denomination	The New Notes will be issued in book-entry form and will be represented by one or more global certificates (“Global New Notes”) deposited with, or on behalf of, DTC or its nominee and registered in its name or in the name of its nominee. Beneficial interests in the Global New Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and such interests may not be exchanged for New Notes in definitive certificated form except under the limited circumstances described under “Book-Entry, Delivery and Form.” The New Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Governing Law	The New Notes and the Indenture will be governed by the laws of the State of New York.

Trustee and Paying Agent	The Bank of New York Mellon

Risk Factors	An investment in the New Notes involves risks, and you should carefully consider the matters discussed under “Risk Factors” in this prospectus and in the reports we file with the SEC pursuant to the Exchange Act that are incorporated and deemed to be incorporated by reference into this prospectus (and which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference”) before making a decision to exchange your Old Notes for New Notes in the applicable exchange offer. See “Risk Factors” beginning on page 13.

RISK FACTORS

Investing in the New Notes involves risks. You should carefully read and consider the risks described below as well as the risks described in the sections entitled “Item 1. Business” and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus. You should also carefully read and consider the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2017 and other information contained in the documents incorporated and deemed to be incorporated by reference into this prospectus, including the risks and uncertainties described above under “Cautionary Statement Regarding Forward-Looking Statements” before making a decision to exchange Old Notes for New Notes. Each of these risks could materially and adversely affect our business, financial condition, results of operations, liquidity and prospects and could result in a partial or complete loss of your investment. Certain capitalized terms used in this “Risk Factors” section and not defined previously in this prospectus are defined under the caption “Description of the New Notes.”

Risks Related to the Exchange Offers

If you choose not to exchange your Old Notes in the applicable exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.

If you do not exchange your Old Notes for New Notes in the applicable exchange offer, then your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the transfer restrictions set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable securities laws, and you will not be entitled to receive any additional interest on your Old Notes and will not (subject to possible limited exceptions) be entitled to any registration rights or other rights under the Registration Rights Agreement for your Old Notes. In general, you may offer or sell your Old Notes only if:

•	they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•	they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.

Any Old Notes of a particular series exchanged for New Notes of that series in the applicable exchange offer will be cancelled and, as a result, the aggregate principal amount of outstanding Old Notes of that series will be reduced, which may have a material adverse effect on the market price and liquidity of any Old Notes of that series that remain outstanding after that exchange offer and may increase the volatility of the market price of such Old Notes.

You must follow the exchange offer procedures carefully in order to receive the New Notes.

If you do not follow the procedures described in this prospectus and the related letter of transmittal, you will not receive any New Notes. The New Notes will be issued to you in exchange for Old Notes only if you properly tender the Old Notes and deliver all other required documentation (including, in the case of Old Notes tendered through DTC’s ATOP procedures, Agent’s Messages, Book-Entry Confirmations and any other documents delivered electronically through the DTC system) to the Exchange Agent in the manner and at the address specified in this prospectus and in the letter of transmittal prior to the expiration of the applicable exchange offer. If you want to tender your Old Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. No one is under any obligation to notify you of defects or irregularities with respect to tenders of your Old Notes for exchange or if your Old Notes or any other required documentation are received by the Exchange Agent. If you are the beneficial holder of Old Notes that are held through a broker, dealer, bank or other financial institution or nominee and you wish to tender such Old Notes in the applicable exchange offer, you should promptly contact the entity through which you hold your Old Notes and instruct that entity to tender on your behalf. There are no guaranteed delivery procedures available in connection with the exchange offers. Accordingly, holders of Old Notes must deliver or cause their Old Notes and all other required documentation to be delivered to the Exchange Agent in accordance with the procedures described in this prospectus and the related letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date for the applicable exchange offer. For additional information, see the section captioned “The Exchange Offers” in this prospectus.

Certain persons who participate in the exchange offers must deliver a prospectus in connection with resales of the New Notes.

If you are participating in the exchange offers for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in that exchange offer, if you are a broker-dealer who will receive New Notes in the exchange offers in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or if you fall into one or more of categories (1) through (3) appearing in the first paragraph under “The Exchange Offers—Resales of New Notes,” you will not be permitted to tender your Old Notes in the related exchange offer and, in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of your Notes. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability.

In addition, a broker-dealer that receives New Notes for its own account in the exchange offers in exchange for Old Notes that it acquired for its own account as a result of its market making or other trading activities (a “participating broker-dealer”) must deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of New Notes received in exchange for such Old Notes in the applicable exchange offer. Although participating broker-dealers (and not any other broker-dealers) are permitted to use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale or other transfer of any such New Notes, they may do so only if they notify us as provided in the letter of transmittal and may only use this prospectus for such purpose for a period of 180 days (subject to our right to suspend use of the prospectus under the circumstances described under “Plan of Distribution”) after the expiration date of the applicable exchange offer.

Risks Related to the New Notes

You are subject to our credit risk.

An investment in the New Notes subjects you to our credit risk. Our credit ratings are one type of assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the New Notes. Our credit ratings, however, may not reflect the potential impact on the value of the New Notes of all of the risks to which we are or may be subject discussed in this prospectus and the documents incorporated and deemed to be incorporated by reference herein. Our credit ratings may also be withdrawn or changed at any time.

An active trading market may not develop for the New Notes, and you may not be able to resell your New Notes.

The New Notes are a new issue of securities, and there is no existing trading market for the New Notes. We do not currently intend to apply for listing of the New Notes on any securities exchange or any automated quotation system. We cannot assure you that any market for the New Notes will develop, be liquid, be sustained or be superior to the market for your Old Notes. If an active market does not develop or is not sustained, the market price and liquidity of the New Notes may be adversely affected. Moreover, any trading market for the New Notes that does develop could become more limited or cease to exist due to any redemption by us of New Notes. As a result, your ability to resell the New Notes may be limited.

Our ability to meet our obligations under the New Notes is dependent upon distributions from our subsidiaries, and our subsidiaries’ ability to make distributions is limited by law and certain contractual agreements.

We are a holding company whose principal assets are our investments in our subsidiaries. As a holding company, we are dependent on dividends, returns of capital and interest income from our subsidiaries to meet our obligations. These subsidiaries are separate legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

As described in our Annual Report on Form 10-K for the year ended December 31, 2017, our domestic and international insurance and various other subsidiary companies, including The Prudential Insurance Company of America, are subject to regulatory limitations on the payment of dividends and on other transfers of funds to us.

For example, New Jersey insurance law provides that, except in the case of extraordinary dividends or distributions, all dividends or distributions paid by our New Jersey insurance subsidiaries may be declared or paid only from unassigned surplus, as determined pursuant to statutory accounting principles, less unrealized investment gains and revaluation of assets. Our New Jersey insurance subsidiaries must also notify the New Jersey insurance regulator of their intent to pay a dividend. If the dividend, together with other dividends or distributions made within the preceding twelve (12) months, would exceed a specified statutory limit, those subsidiaries must also obtain the prior approval or non-disapproval of the New Jersey insurance regulator.

In addition to regulatory restrictions, the ability of some of our subsidiaries to make distributions to us is limited by contractual agreements. Finally, our objective to capitalize The Prudential Insurance Company of America and our other subsidiaries in accordance with their ratings targets itself may constrain their payment of dividends. These restrictions on our subsidiaries may limit or prevent such subsidiaries from making dividend payments to us in an amount sufficient to fund our payment of the New Notes.

The New Notes will be effectively subordinated to the obligations of our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent that we may be recognized as a creditor of that subsidiary. The applicable insurance laws of the jurisdiction where each of our insurance subsidiaries is domiciled would govern any proceedings relating to that insurance subsidiary. The insurance authority of that jurisdiction would act as a liquidator or rehabilitator for the subsidiary. Both creditors and policyholders of the subsidiary would be entitled to payment in full from the subsidiary’s assets before we, as a shareholder, would be entitled to receive any distribution from the subsidiary which we might apply to make payments of principal and interest on the New Notes or other indebtedness.

Accordingly, our obligations under the New Notes will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of the New Notes, should look only to our assets for payment under the New Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the New Notes.

The trading prices of the New Notes will be directly affected by the prevailing interest rates being paid by companies similar to us, and the overall condition of the financial and credit markets. It is impossible to predict the prevailing interest rates or the condition of the financial and credit markets. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.

We may choose to redeem New Notes when prevailing interest rates are relatively low.

The New Notes will be redeemable at our option pursuant to make-whole redemption or otherwise. We may choose to redeem the New Notes from time to time, especially when prevailing interest rates are lower than the interest rate of the New Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the New Notes being redeemed. Our redemption right also may adversely impact your ability to sell the New Notes as the optional redemption date or period approaches.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offers. Any Old Notes that are properly tendered and exchanged pursuant to the exchange offers will be cancelled.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

	For the year ended December 31,
	2017	2016	2015	2014	2013
Ratios of earnings to fixed charges(a)	2.18x	2.10x	2.64x	1.25x	(b	)

(a)	For purposes of computing the ratios of earnings to fixed charges, earnings represents income (loss) from continuing operations before income taxes (excluding earnings attributable to noncontrolling interests), less the sum of (i) undistributed income (loss) of investees accounted for under the equity method and (ii) interest capitalized. Fixed charges are calculated as the sum of (i) interest credited to policyholders’ account balances, (ii) gross interest expense and (iii) interest component of rental expense.
(b)	Due to the Company’s loss for the twelve months ended December 31, 2013, the ratio coverage was less than 1:1 and is therefore not presented. Additional earnings of $1,935 million would have been required for the twelve months ended December 31, 2013, to achieve a ratio of 1:1.

THE EXCHANGE OFFERS

In connection with the completion of certain private exchange offers, on December 7, 2017, we issued $895,778,000 aggregate principal amount of the Old 2047 Notes and $1,039,497,000 aggregate principal amount of the Old 2049 Notes, each of which series of Old Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”). In connection with those private exchange offers, we entered into a registration rights agreement dated December 7, 2017 (the “Registration Rights Agreement”) with the dealer managers for the private exchange offers. We are making the exchange offers contemplated by this prospectus and the related letter of transmittal as required by the Registration Rights Agreement.

The Old Notes may not be reoffered, resold or otherwise transferred except pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedure specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. In connection with the Registration Rights Agreement, we agreed, among other things and on the terms and subject to the conditions set forth therein, to use our commercially reasonable efforts to (1) file with the SEC a registration statement covering the exchange of Old Notes of the applicable series for New Notes of the corresponding series, (2) complete such exchange offers no later than 310 days after December 7, 2017 (which was the date of original issuance of the Old Notes) and (3) cause the registration statement for the exchange offers to remain effective for 180 days after the expiration date of such exchange offers.

For purposes of the information appearing under this caption “The Exchange Offers,” references to “Prudential Financial, Inc.,” “Prudential,” “the Company,” “we,” “our,” “us” and similar references refer only to Prudential Financial, Inc. and not any of its subsidiaries or any entities that are consolidated with it for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires.

Terms of the Exchange Offers; Period for Tendering Old Notes

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to issue up to (i) $895,778,000 aggregate principal amount of New 2047 Notes in exchange for a like aggregate principal amount of Old 2047 Notes and (ii) $1,039,497,000 aggregate principal amount of New 2049 Notes in exchange for a like aggregate principal amount of Old 2049 Notes. We will accept for exchange Old Notes which are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the related exchange offer unless we terminate such exchange offer. As used herein, with respect to each exchange offer, the term “expiration date” means            , 2018 (which is the 20th business day following the date of this prospectus), except that if we, in our sole and absolute discretion, extend the period of time during which the applicable exchange offer is open, “expiration date” shall mean, with respect to that exchange offer, the latest date to which that exchange offer has been extended. In exchange for each $1,000 aggregate principal amount of Old Note validly tendered and not validly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the expiration date of the related exchange offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the letter of transmittal and in this prospectus, the tendering holder will receive $1,000 aggregate principal amount of the applicable series of New Notes.

As of the date of this prospectus, (i) $895,778,000 aggregate principal amount of Old 2047 Notes and (ii) $1,039,497,000 aggregate principal amount of Old 2049 Notes are outstanding. This prospectus, together with the letter of transmittal and related documentation, is first being sent on the date hereof to all registered holders of Old Notes whose names appear in the registry books maintained by the registrar for the Old Notes.

We expressly reserve the right, at any time and from time to time in our sole and absolute discretion, to extend the period of time during which either exchange offer is open by giving written notice of such extension to the registered holders of the applicable series of Old Notes as described below, and to delay acceptance for exchange of any Old Notes. During any such extension or delay, all Old Notes previously tendered will remain subject to the applicable exchange offer and may be accepted for exchange by us.

We expressly reserve the right, in our sole and absolute discretion, to amend the terms of either exchange offer and, upon the occurrence of any of the conditions to the applicable exchange offer specified under “—Conditions to the Exchange Offers,” to not accept for exchange any of the applicable series of Old Notes and to terminate the applicable exchange offer. We will give prompt notice of any extension of either exchange offer, any such amendment that we determine, in our sole and absolute discretion, to constitute a material change in either exchange offer, and of any such termination to registered holders of the applicable series of Old Notes in such manner as we may elect, which may include, without limitation, by means of a press release or other public announcement or by means of electronic notification through DTC’s procedures; provided that, in the case of any extension of either exchange offer, we will give such notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the applicable exchange offer.

Procedures for Tendering Old Notes

The tender to us of Old Notes by you as set forth in this prospectus and the letter of transmittal and our acceptance of such Old Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The Old Notes currently are in book-entry form and represented by Global Old Notes registered in the name of DTC or its nominee. You will not be entitled to receive Certificated Old Notes in exchange for your beneficial interest in any Global Old Note except under the limited circumstances described under “Book-Entry, Delivery and Form.” Accordingly, so long as your Old Notes are in book-entry form represented by a Global Old Note, you must tender your Old Notes pursuant to DTC’s ATOP procedures and the other procedures described in this prospectus and the related letter of transmittal.

So long as the Old Notes are in book-entry form represented by one or more Global Old Notes, you need not deliver a signed letter of transmittal to the Exchange Agent so long as your Old Notes are tendered in accordance with DTC’s ATOP procedures and the Exchange Agent receives an Agent’s Message (as defined below) prior to 5:00 p.m., New York City time, on the expiration date. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus and the letter of transmittal.

If you wish to tender your Old Notes pursuant to the applicable exchange offer, you must, among other things, deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date either:

•	a properly completed and duly executed letter of transmittal, with any required signature guarantees, together with any other required documentation, all of which must be delivered to the Exchange Agent in the manner and at the address set forth in this prospectus; or

•	so long as your Old Notes are in book-entry form, a computer generated message transmitted by DTC to and received by the Exchange Agent and forming a part of the Book Entry Confirmation (as defined below) stating that the holder of the Old Notes acknowledges and agrees to be bound by the terms of the letter of transmittal (an “Agent’s Message”).

In addition, you must also deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date either:

•	so long as your Old Notes are in book-entry form, an electronic confirmation from DTC of the book entry transfer of your Old Notes into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”); or

•	in the event Certificated Notes are issued, the Certificated Notes you are tendering, in proper form for transfer and with any required signature guarantees and any other required documentation, all of which must be delivered to the Exchange Agent, together with your signed letter of transmittal and other required documents, in the manner and at the address set forth in this prospectus.

You may tender any or all of your Old Notes; provided that Old Notes may only be tendered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and, if any Old Note is tendered in part, the untendered portion of such Old Note must be a minimum denomination of $1,000 or an integral multiple of $1,000 in excess thereof. For further information, see “—Book-Entry Transfers.”

To receive confirmation of a tender of Old Notes, you should contact the Exchange Agent at the telephone number listed under “—Exchange Agent.”

If you are the beneficial owner of Old Notes in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Old Notes in the applicable exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Old Notes on your behalf prior to the expiration of the applicable exchange offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC. So long as the Old Notes of a particular series are in book-entry form represented by one or more Global Old Notes, this is the only manner in which you will be able to tender your Old Notes of that series.

If Certificated Old Notes are issued and you are the beneficial owner of Certificated Old Notes that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Certificated Old Notes in the applicable exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Certificated Old Notes on your behalf prior to the expiration of the applicable exchange offer or, if you wish to tender those Certificated Old Notes yourself, then, prior to completing and executing the letter of transmittal and delivering your Certificated Old Notes, you must either make appropriate arrangements to register ownership of those Certificated Old Notes in your own name or obtain a properly completed bond power (with any required signature guarantee) from the registered holder of those Certificated Old Notes. The transfer of registered ownership may take considerable time.

If a holder completing a letter of transmittal tenders less than all of the Old Notes held by such holder, the tendering holder should indicate the aggregate principal amount of Old Notes it is tendering by filling in the applicable box of the letter of transmittal. All Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery (whether physical or electronic) of Old Notes, letters of transmittal, Agent’s Messages, Book-Entry Confirmations and all other required documents is at your risk and election, provided that Old Notes in book-entry form must be tendered through DTC’s ATOP procedures. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to ensure delivery to the Exchange Agent before 5:00 p.m., New York City time, on the expiration date. You may request the broker, dealer, bank or other financial institution or nominee through which you may hold Old Notes to effect these transactions for you. No letter of transmittal, Old Notes or other documents should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

•	by a holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “Eligible Institution”).

When a letter of transmittal is signed by the registered holder or holders of the Old Notes being tendered, no endorsements of the certificates evidencing such Old Notes or separate bond powers are required. If, however, the New Notes are to be issued, or any untendered Old Notes are to be reissued, in the name of a person other than such registered holder or holders, then such certificates must be endorsed or accompanied by appropriate bond powers (satisfactory to the Company and the Exchange Agent in their sole and absolute discretion), in each case signed exactly as the name or names of the registered holder or holders, as the case may be, appear on the applicable certificates and the signatures on such certificates or bond powers, as the case may be, must be guaranteed by an Eligible Institution.

If a letter of transmittal is signed by a person or persons other than the registered holder or holders, as the case may be, of the certificates evidencing the Old Notes being tendered, such certificates must be endorsed or accompanied by appropriate bond powers (satisfactory to the Company and the Exchange Agent in their sole and absolute discretion), in each case signed exactly as the name or names of the registered holder or holders, as the case may be, appear on the applicable certificates and the signatures on such certificates or bond powers, as the case may be, must be guaranteed by an Eligible Institution.

We in our sole and absolute discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any Old Notes not properly tendered and to not accept any Old Notes which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the right, in our sole and absolute discretion, to waive any defects or irregularities or conditions of either exchange offer as to any Old Notes either before or after the expiration of the applicable exchange offer (including the right to waive the ineligibility of any holder or beneficial owner who seeks to tender Old Notes in either exchange offer). Our interpretation of the terms and conditions of the exchange offers (including the letter of transmittal and instructions thereto) as to any particular tender of Old Notes or holder or beneficial owner thereof either before or after the expiration of the applicable exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we in our sole and absolute discretion may determine. We are not, nor is the Exchange Agent or any other person, under any duty to notify you or any other person of any defect or irregularity with respect to your tender of Old Notes for exchange, or if any Old Notes, letters of transmittal, Agent’s Messages, Book-Entry Confirmations or other documents are or are not received by the Exchange Agent, and no one will be liable for failing to provide such notification.

If any letter of transmittal, Old Note, bond powers or other instruments of transfer or other documents are signed by or on behalf of trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the Exchange Agent, proper evidence satisfactory to us and the Exchange Agent of their authority to so act must be submitted with the letter of transmittal.

Representations by Tendering Owners

By tendering Old Notes, you will acknowledge, represent and warrant to and agree with us that, among other things, (i) you are not our “affiliate” (as defined in Rule 405 under the Securities Act), (ii) any New Notes you receive in the exchange offers will be acquired by you in the ordinary course of your business, (iii) you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act, (iv) you are not a broker-dealer that will receive New Notes in the exchange offers in exchange for Old Notes that you purchased from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, and (v) if you are a broker-dealer holding Old Notes acquired for your own account as a result of your market making or other trading activities (a “participating broker-dealer”), you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of the New Notes you receive in exchange for such Old Notes pursuant to the exchange offers (provided, however, by so acknowledging and by delivering (or making available as aforesaid) a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act). For additional information, see “—Resales of New Notes” and “Plan of Distribution” below.

By tendering Old Notes, you will also acknowledge, represent and warrant to and agree with us that you have full right, power and authority to tender, sell, assign and transfer all right, title and interest in and to the Old Notes tendered and to acquire New Notes issuable upon the exchange of such tendered Old Notes and that, if and when such Old Notes are validly tendered and accepted by us for exchange, we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

If you are unable to make these and other acknowledgements, representations, warranties and agreements in the letter of transmittal, or if you are participating in the exchange offers for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the applicable exchange offer, or if you are a broker-dealer that will receive New Notes in the applicable exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from Registration under the Securities Act, you will not be permitted to exchange your Old Notes in the applicable exchange offer and you will be subject to other consequences described below under “—Resales of New Notes.”

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the applicable exchange offer, we will accept, promptly after the expiration of such exchange offer, all Old Notes validly tendered and not validly withdrawn and, promptly after acceptance of the Old Notes, we will issue New Notes in an aggregate principal amount equal to the aggregate principal amount of Old Notes so accepted. See “—Conditions to the Exchange Offers.” For purposes of the exchange offers, we will be deemed to have accepted validly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the Exchange Agent.

A holder of Old Notes accepted for exchange will receive New Notes in an aggregate principal amount equal to the aggregate principal amount of such Old Notes. Persons who are the registered holders of the New Notes at the close of business on the record date for the first interest payment date following the consummation of the applicable exchange offer will be entitled to receive interest accrued on the New Notes from and including the most recent date to which interest has been paid on the Old Notes (or, if no interest has been paid on the Old Notes, from and including December 7, 2017) to but excluding such interest payment date; provided that, notwithstanding the foregoing, if such record date occurs prior to the consummation of the applicable exchange offer, then the interest payable on the first interest payment date following the consummation of the applicable exchange offer will instead be paid to the persons who were the registered holders of the Old Notes that were exchanged for such New Notes at the close of business on such record date. Interest will cease to accrue on Old Notes that are exchanged for New Notes pursuant to the exchange offers and holders and beneficial owners of Old Notes will not be entitled to receive any payments in respect of accrued and unpaid interest on Old Notes that are exchanged for New Notes except as described in the immediately preceding sentence.

In all cases, issuance of New Notes for Old Notes that are accepted for exchange will be made only after timely receipt by the Exchange Agent of:

•	certificates for such Old Notes or a Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent’s account at DTC,

•	a properly completed and duly executed letter of transmittal (with the signature on such letter of transmittal guaranteed by an Eligible Institution if the letter of transmittal so requires) or an Agent’s Message in lieu thereof, and

•	all other required documents.

Any Old Notes which have been tendered for exchange but which are not exchanged for any reason (including, without limitation, because the tender of those Old Notes has been properly withdrawn, because we do not accept those Old Notes for exchange or terminate the related exchange offer, or if the tendering holders properly indicate that only a portion of the Old Notes being tendered are to be exchanged for New Notes), such Old Notes will be returned to the holders thereof (or, in the case of Old Notes tendered by book-entry transfer, will be credited to the accounts at DTC of the applicable DTC participants), unless any such holders completed the box entitled “Special Delivery Instructions” in the letter of transmittal, in which case such Old Notes shall be returned to the person specified in such instructions, without cost to such holders, promptly after withdrawal of such Old Notes or expiration or earlier termination of the applicable exchange offer, as the case may be.

Book-Entry Transfers

For purposes of the exchange offers, the Exchange Agent will request that accounts be established with respect to each series of Old Notes at DTC, unless the Exchange Agent has already established an account with DTC suitable for each exchange offer. Any financial institution that is a direct participant in DTC (a “participant”) may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer and by causing DTC to deliver an Agent’s Message and a Book-Entry Confirmation complying with the terms of the applicable exchange offer to the Exchange Agent through DTC.

Any DTC participant wishing to tender Old Notes in either exchange offer (whether on its own behalf or on behalf of the beneficial owner of Old Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the applicable exchange offer so as to permit DTC to take the following actions prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent a Book-Entry Confirmation of such book-entry transfer. The Book-Entry Confirmation of such book-entry transfer will include an Agent’s Message confirming that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Old Notes) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights

You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the applicable exchange offer, any Old Notes that you have tendered in that exchange offer. For a withdrawal of tendered Old Notes to be effective, the Exchange Agent must receive, in the case of Old Notes tendered pursuant to DTC’s ATOP procedures, an electronic notice of withdrawal transmitted by DTC on behalf of the DTC participant that tendered such Old Notes or, in the case of Certificated Old Notes, if any, tendered by physical delivery, a written (which may be given by letter or telegram) or facsimile notice of withdrawal at the address or facsimile number set forth below under “—Exchange Agent,” in each case no later than 5:00 p.m., New York City time, on the expiration date. The notice of withdrawal must:

•	specify the name of the person having tendered the Old Notes to be withdrawn and, if different, the name of the registered holder of such Old Notes (or, in the case of Old Notes tendered by book-entry transfer, the name and DTC account number of the DTC participant that tendered such Old Notes)

•	identify the Old Notes to be withdrawn (including the CUSIP numbers and, in the case of Certificated Old Notes, the certificate numbers thereof) and principal amount of such Old Notes,

•	in the case of Old Notes tendered through DTC’s ATOP procedures, specify the name and account number at DTC to which your withdrawn Old Notes should be credited,

•	in the case of Certificated Old Notes physically delivered to the Exchange Agent, be signed by the same person and in the same manner as the letter of transmittal, including any signature guarantees (or, in the case of Old Notes tendered by book-entry transfer, be signed by or transmitted on behalf of the same DTC participant that tendered such Old Notes), or be accompanied by evidence satisfactory to us and the Exchange Agent that the person withdrawing the tender has succeeded to the beneficial ownership of those Old Notes,

•	contain a statement that the holder is withdrawing its election to have the Old Notes exchanged, and

•	if the letter of transmittal was executed by a person other than the registered holder, be accompanied by a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such registered holder.

The signature on a notice of withdrawal must be guaranteed by an Eligible Institution unless the applicable Old Notes were tendered by an Eligible Institution and the notice of withdrawal is being signed by the same Eligible Institution, and the signature on any such irrevocable proxy must be guaranteed by an Eligible Institution unless the signatory to such proxy is an Eligible Institution.

Properly withdrawn Old Notes may be retendered by following the procedures described under “—Procedures for Tendering Old Notes” above and in the letter of transmittal at any time prior to 5:00 p.m., New York City time, on the expiration date.

All questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal and all other documents submitted and procedures followed in connection therewith will be determined by us in our sole and absolute discretion (which power may be delegated to the Exchange Agent), which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the applicable exchange offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered and not validly withdrawn and are accepted by us.

Conditions to the Exchange Offers

Notwithstanding any other term of such exchange offer, we will not be required to accept for exchange, or issue any New Notes for, any Old Notes, and may terminate or amend the applicable exchange offer before the acceptance of the Old Notes, if we determine that such exchange offer violates any applicable law or applicable interpretation of the staff of the SEC.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition and any or all such conditions may be waived by us at any time or from time to time in our sole and absolute discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order suspending the effectiveness of the registration statement of which this prospectus is a part is threatened or in effect. In any such event, we must use commercially reasonable efforts to obtain the withdrawal of such stop order.

Neither exchange offer is conditioned on the completion of the other exchange offer. In addition, we may amend the terms of either exchange offer without amending the terms of the other exchange offer.

No Guaranteed Delivery

There are no guaranteed delivery procedures available in connection with the exchange offers. Accordingly, holders of Old Notes must deliver or cause their Old Notes and all other required documentation to be delivered to the Exchange Agent in accordance with the procedures described in this prospectus and the related letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date for the applicable exchange offer.

No Appraisal or Dissenters’ Rights

Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offers.

Exchange Agent

We have appointed The Bank of New York Mellon as the Exchange Agent for the exchange offers. All executed letters of transmittal, Certificated Old Notes (if any), and other documents must be delivered to the address or the facsimile number set forth below, except that Old Notes in book-entry form, Book-Entry Confirmations, Agent’s Messages, notices of withdrawal given through ATOP procedures and other electronic messages delivered through DTC must be delivered to the Exchange Agent through DTC’s systems and procedures. Questions, requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the Exchange Agent addressed as follows:

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission:

The Bank of New York Mellon, as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations–Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, New York 13057
Attention: Pamela Adamo	(732) 667-9408 Attention: Pamela Adamo Your fax cover sheet should provide a call-back number and request a call back, upon receipt.

To confirm receipt or for more information, call: (315) 414-3317 Or use email: CT_REORG_UNIT_INQUIRIES@bnymellon.com

DELIVERY OF A LETTER OF TRANSMITTAL, NOTICE OF WITHDRAWAL, CERTIFICATED NOTES (IF ANY) AND OTHER DOCUMENTS TO AN ADDRESS OR BY FACSIMILE TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SHOWN ABOVE, AND ELECTRONIC DELIVERY OF OLD NOTES IN BOOK-ENTRY FORM, BOOK-ENTRY CONFIRMATIONS, AGENT’S MESSAGES, NOTICES OF WITHDRAWAL GIVEN THROUGH THE ATOP PROCEDURES AND OTHER ELECTRONIC DOCUMENTS TRANSMITTED TO THE EXCHANGE AGENT OTHER THAN THROUGH DTC’S SYSTEMS AND PROCEDURES, DOES NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

We will pay the Exchange Agent’s reasonable and customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and generally pay other registration expenses, including fees and expenses of the Trustee under the Indenture, SEC filing fees, and printing and distribution expenses. We will not pay any discounts, fees or commissions, or make any other payments, to brokers, dealers or others soliciting acceptances of either exchange offer. We will, however, upon written request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable and documented out-of-pocket expenses incurred in mailing copies of this prospectus, the letter of transmittal and any related documents to beneficial owners of Old Notes.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and employees and by persons so engaged by us.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer of Old Notes to us or upon our order pursuant to the exchange offers. If, however, New Notes and/or Old Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the tendered Old Notes, if tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to us or upon our order pursuant to the exchange offers, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of the payment of such taxes or an exemption therefrom is not submitted to the Exchange Agent with the delivery of the applicable letter of transmittal to the Exchange Agent or, in the case of Old Notes in book-entry form, contemporaneously with the tender of such Old Notes, the amount of such transfer taxes will be billed to such tendering holder or we may refuse to accept the Old Notes tendered by such holder.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offers will be expensed as incurred.

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes for New Notes in the applicable exchange offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the restrictions on transfer set forth in the applicable Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any additional interest on your Old Notes and will not be entitled to any registration rights or (subject to possible limited exceptions) other rights under the Registration Rights Agreement. In general, you may offer or sell your Old Notes only if:

•	they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•	they are offered and sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, in compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.

In addition, the exchange offers may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding following the exchange offers. See “Risk Factors—Risks Related to the Exchange Offers—If you choose not to exchange your Old Notes in the applicable exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.”

Resales of New Notes

Based on interpretations by the staff of the SEC contained in no-action letters issued to third parties (for example, Exxon Capital Holdings Corporation (May 13, 1988), Morgan Stanley & Co. Incorporated (June 5, 1991) and Shearman & Sterling (July 2, 1993)), we believe that, except as provided in the next sentence and in the second succeeding paragraph, the New Notes you receive in the exchange offers may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:

(1)	you are our “affiliate” (as defined in Rule 405 under the Securities Act);

(2)	the New Notes you receive in the exchange offers will not be acquired by you in the ordinary course of your business; or

(3)	you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act.

However, if you are a broker-dealer holding Old Notes acquired for your own account as a result of market-making or other trading activities and who receives New Notes in exchange for such Old Notes pursuant to the exchange offers (a “participating broker-dealer”), you may be an “underwriter” within the meaning of the Securities Act and you must (and must acknowledge and agree that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Notes. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received for its own account in the exchange offers in exchange for Old Notes that it acquired for its own account as a result of market-making or other trading activities for a period of 180 days (subject to our right to suspend use of this prospectus under the circumstances described under “Plan of Distribution”) after the expiration date of the applicable exchange offer so long as such participating broker-dealer has notified us by delivering a fully completed and executed letter of transmittal to the Exchange Agent at the address set forth above under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date in which such broker-dealer indicates, by checking the appropriate box, that it will be using this prospectus for such purpose. For further information, see “Plan of Distribution.”

If you fall into one or more of the categories set forth in clauses (1) through (3) of the second preceding paragraph, if you are participating in the exchange offers for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the applicable exchange offer, or if you are a broker-dealer that will receive New Notes in the applicable exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you will not be permitted to tender your Old Notes in the exchange offers, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of

Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability. Each broker-dealer that receives New Notes for its own account pursuant to the exchange offers will be deemed to acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and other transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of New Notes received in the applicable exchange offer as aforesaid, but only participating broker-dealers will be entitled, subject to the limitations described above, to use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received in the exchange offers.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offers in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offers as in the circumstances described in the no action letters referred to above.

DESCRIPTION OF THE NEW NOTES

The Old Notes were, and the New Notes will be, issued under the Indenture dated as of December 7, 2017 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The following is a summary of certain provisions of the Indenture and the Notes. It does not include all of the provisions of the Indenture and the Notes. We urge you to read the Indenture because it defines your rights. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). You may obtain a copy of the form of the Indenture (which includes the form of the Notes) as described under “Where You Can Find More Information.”

For purposes of this section, references to the “Company,” “Prudential,” “us,” “we,” “our” and similar references include only Prudential Financial, Inc. and not any of its subsidiaries or any other entities that are consolidated with it for financial reporting purposes and references to the “Issue Date,” “date of the Indenture” and similar references refer to December 7, 2017, the date on which the Old Notes were originally issued, in each case except as otherwise expressly stated or the context otherwise requires. For purposes of this section, the term “Notes,” which is defined below under “—Certain Definitions,” includes, without limitation, the Old Notes, the New Notes and any Additional Notes and the term “Exchange Notes,” which is also defined below under “—Certain Definitions,” includes, without limitation, the New Notes.

General

On December 7, 2017, we issued $895,778,000 aggregate principal amount of our Old 2047 Notes and $1,039,497,000 aggregate principal amount of our Old 2049 Notes, all of which are outstanding as of the date of this prospectus. We will issue up to (i) $895,778,000 aggregate principal amount of our New 2047 Notes in exchange for a like aggregate principal amount of our outstanding Old 2047 Notes and (ii) $1,039,497,000 aggregate principal amount of our New 2049 Notes in exchange for a like aggregate principal amount of our outstanding Old 2049 Notes, in the exchange offers. Any Old Notes of a particular series that are exchanged for New Notes of the corresponding series pursuant to the applicable exchange offer will be cancelled and, as a result, the aggregate principal amount of outstanding Notes of a particular series will not increase as a result of the related exchange offer. We may issue an unlimited principal amount of Additional Notes of a particular series under the Indenture having identical terms as the Old Notes of the corresponding series initially issued under the Indenture on the Issue Date (other than issue date, and, if applicable, issue price, the first interest payment date and the date from which interest will accrue, and except that any such Additional Notes may, but need not, be subject to or include transfer restrictions, provide for or be entitled to the payment of Additional Interest or be entitled to rights under a Registration Rights Agreement), provided that if any Additional Notes of a particular series are not fungible with the Old Notes of the corresponding series initially issued on the Issue Date for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP and ISIN numbers from such Old Notes initially issued on the Issue Date. We will only be permitted to issue Additional Notes in compliance with the terms of the Indenture. The Old Notes of a particular series, the New Notes of the corresponding series, and any other Exchange Notes of the corresponding series and any Additional Notes of the corresponding series we may issue in the future under the Indenture will be treated as a single series for all purposes under the Indenture for purposes of, among other things, payments of principal and interest, Events of Default (as defined below under “Events of Default”), full defeasance and covenant defeasance (as those terms are described below under “—Full Defeasance”), satisfaction and discharge, waivers, amendments, redemptions and offers to purchase. Unless otherwise expressly stated or the context otherwise requires, in this “Description of the New Notes” references to the Notes of a particular series include the Old Notes of the corresponding series, the New Notes of the corresponding series, any other Exchange Notes of the corresponding series and any Additional Notes of the corresponding series.

The Company will issue the New Notes in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The New Notes will initially be issued in book-entry form evidenced by one or more global New Notes registered in the name of the Depositary or its nominee and

New Notes in definitive certificated form will only be issued under the limited circumstances described under “Book-Entry, Delivery and Form.” The Trustee is acting as the initial paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the office of the registrar. The Company may change any paying agent and registrar and may appoint additional paying agents and registrars without notice to Holders of the Notes. The Company will pay principal (and premium, if any) on, and may pay interest on, any Notes in definitive certificated form at the office or agency maintained by the Company for such purpose in New York, New York, which initially is an office of the Trustee, upon surrender of such certificated Notes by the Holders thereof at such office or agency. Interest on any certificated Notes may also be paid, at the Company’s option, by check mailed to the registered addresses of the Holders entitled thereto or by wire transfer to accounts in the United States of America specified by such Holders. The Company will pay the principal, premium, if any, and interest on Notes in book-entry form evidenced by one or more global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as Holder of such Global Notes.

Principal, Maturity and Interest

The 2047 Notes will mature on December 7, 2047, and the 2049 Notes will mature on December 7, 2049.

Interest on the 2047 Notes is payable semiannually in arrears in cash at a rate of 3.095% per annum. Interest on the 2049 Notes is payable semiannually in arrears in cash at a rate of 3.935% per annum. Interest will be paid on the New Notes on each June 7 and December 7, commencing on June 7, 2018, to the persons who are Holders of record of the Notes on the preceding May 23 and November 22, respectively, whether or not a Business Day. Interest on the New Notes will accrue from                    and will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest will not be payable on the New Notes, and the New Notes will not be entitled to registration rights.

If any interest payment date, redemption date, maturity date or any other date on which payment on any Notes is due is not a Business Day, the required payment will be postponed and made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, redemption date, maturity date or other date, as the case may be, to the date of such payment on the next succeeding Business Day. Interest on the New Notes will accrue from the most recent date to which interest has been paid or duly provided for on the Notes or, if no interest has been paid or duly provided for on the Notes, from and including the Issue Date.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note for a period of 15 Business Days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes.

Ranking

The Notes are:

•	our senior unsecured obligations;

•	pari passu in right of payment with all of our existing and future senior unsecured indebtedness;

•	effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	senior in right of payment to all of our existing and future subordinated indebtedness; and

•	effectively subordinated in right of payment to all existing and future indebtedness, and other liabilities (including trade payables) of our Subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance Subsidiaries.

The Old Notes are not and the New Notes, when initially issued in the exchange offers, will not be guaranteed by any of our Subsidiaries and none of our Subsidiaries will be required to guarantee the Notes in the future.

Optional Redemption

Each of the 2047 Notes and 2049 Notes may be redeemed, at any time in whole or from time to time in part, prior to the applicable Par Call Date (as set forth in the table below), upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price equal to (i) the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) as determined by us, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, not including any portion of these payments of interest accrued as of the date on which the Notes are to be redeemed up to the applicable Par Call Date, discounted to the date on which the Notes are to be redeemed on a semi-annual basis, applying the 30/360 day count fraction and assuming a designated CMT maturity determined by us as described below, at the CMT rate (FEDCMT) in effect on the date of our determination of the redemption price, plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below), plus (ii) accrued and unpaid interest to but excluding the redemption date. The designated CMT maturity for purposes of any make-whole redemption shall be determined by us in our sole discretion by reference, to the extent practicable, to the time period from the redemption date to the original maturity date of the Notes to be redeemed. Each series of Notes may be redeemed, at any time in whole or from time to time in part, on or at any time after the applicable Par Call Date, at the applicable redemption price equal to 100% of the principal amount of such series of Notes to be redeemed. Accrued and unpaid interest will be payable to but excluding the redemption date. If we choose to exercise our right to redeem your Notes, we must give you not less than 30 days’ nor more than 60 days’ prior written notice as provided under “—Notices” below.

Series	Par Call Date	Make-Whole Spread
2047 Notes	June 7, 2047	20 bps
2049 Notes	June 7, 2049	20 bps

CMT Rate

The “CMT rate” for the relevant redemption date will be the one-week average yield for Treasury securities at “constant maturity” for a period of the designated CMT maturity (as defined above) as set forth in H.15(519) under the heading “Week Ending” and opposite the heading “Treasury constant maturities” for the week preceding the relevant redemption date, as such average is displayed on the Reuters FEDCMT screen page for the week preceding the relevant redemption date.

If the applicable average described above is not displayed on the Reuters FEDCMT screen page, then the CMT rate for the relevant redemption date will be the one-week average yield for Treasury securities at “constant maturity” for a period of the designated CMT maturity and for the week preceding the relevant redemption date as published in H.15(519) under the heading “Week Ending” and opposite the heading “Treasury constant maturities”.

If the applicable average described in the preceding paragraph does not appear in H.15(519), then the CMT rate for the relevant redemption date will be the one-week average yield for Treasury securities at “constant maturity” for a period equal to the designated CMT maturity as otherwise announced by the Federal Reserve Bank of New York for the week preceding the relevant redemption date.

If for the week preceding the relevant redemption date the Federal Reserve Bank of New York does not publish a one-week average yield for Treasury securities at “constant maturity” for a period equal to the designated CMT maturity for the preceding week, then the CMT rate for the relevant redemption date will be the yield to maturity based on the arithmetic mean of the secondary market bid rates for the most recently issued U.S. Treasury securities having an original maturity of approximately the designated CMT maturity and a remaining term to maturity of not less than the designated CMT maturity minus one year, and in a representative amount (as defined below), as of approximately 3:30 P.M., New York City time, on the second business day preceding the relevant redemption date, quoted by three primary U.S. government securities dealers in New York City selected by us. In selecting these bid rates, we will request quotations from five primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If fewer than five but more than two such bid rates are provided, the CMT rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of those quotations will be eliminated.

If we are unable to obtain three quotations of the kind described in the preceding paragraph, the CMT rate for the relevant redemption date will be the yield to maturity based on the arithmetic mean of the secondary market bid rates for U.S. Treasury securities with an original maturity longer than the designated CMT maturity, with a remaining term to maturity closest to the designated CMT maturity and in a representative amount, as of approximately 3:30 P.M., New York City time, on the second business day preceding the relevant redemption date, of three primary U.S. government securities dealers in New York City selected by us. In selecting these bid rates, we will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If fewer than five but more than two of these primary dealers are quoting, then the CMT rate for the relevant redemption date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded. If two U.S. Treasury securities with an original maturity longer than the designated CMT maturity have remaining terms to maturity that are equally close to the designated CMT maturity, we will obtain quotations for the U.S. Treasury securities with the shorter original term to maturity.

If two or fewer primary dealers selected by us are quoting as described in the preceding paragraph, the CMT rate for the relevant redemption date will be the rate determined by us in our sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the one-week average for U.S. Treasury securities at constant maturity or any of the foregoing bid rates.

“H.15(519)” means the weekly statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

The term “representative amount” means an amount that, in our judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters screen page” means the display on Reuters 3000 Xtra Service, or “Reuters”, or any successor service or any successor page on that service.

Mandatory Redemption; Open Market and Other Purchases

We will not be required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes. We may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

Restrictive Covenants

General

We make certain promises in the Indenture called covenants where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business.

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•	If we merge out of existence or sell or lease substantially all our assets, the other company or firm may not be organized under a foreign country’s laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the Notes.

•	The merger, sale of assets or other transaction must not cause a default on the Notes, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•	It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the Notes, or over our general creditors if we fail to pay them back. We will promise in the Indenture to limit these preferential rights on voting stock of any designated subsidiary, called liens, as discussed under “—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”. If a merger or other transaction would create any liens on the voting stock of our designated subsidiary, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same voting stock to the direct holders of the Notes.

Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary

In the Indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by an encumbrance such as a mortgage, pledge, lien, security interest or other encumbrance on the common stock of our designated subsidiary, of any successor to substantially all of the business of the designated subsidiary which is also a subsidiary of Prudential Financial, or of any corporation, other than Prudential Financial, directly or indirectly controlling the designated subsidiary. We do not need to comply with this restriction if we also secure all the Notes that are deemed outstanding under the Indenture equally with, or prior to, the indebtedness being secured, together with, if we so choose, any of our designated subsidiary’s other indebtedness. This promise does not restrict our ability to sell or otherwise dispose of our interests in our designated subsidiary.

Events of Default

An “Event of Default” with respect to each series of Notes means any of the following:

•	We do not pay the principal or any premium on the Notes on its due date;

•	We do not pay interest on the Notes within 30 days of its due date;

•	We remain in breach of the restrictive covenant described under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary” or default in the observance or performance of any other covenant, warranty or agreement contained in the Indenture that continues for a period of 90 days after we have received written notice specifying the default and demanding that such default be remedied from the Trustee or the holders of at least 25% in principal amount of the outstanding Notes of the affected series, except in the case of a default with respect to the “Consolidation, Merger and Sale of Assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement; provided that our failure to comply with the requirements of Section 314(a) of the TIA, or our filing obligation, as defined below, or to file a report with the SEC as contemplated in the Indenture or otherwise will not constitute an event, which with the giving of notice and the passage of time pursuant to this bullet, would constitute an Event of Default; or

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

Remedies If an Event of Default Occurs. If an Event of Default has occurred and has not been cured or waived, the Trustee or the direct holders of 25% in principal amount of all outstanding Notes of the affected series may declare the entire principal amount of all outstanding Notes of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the Notes of the affected series.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders unless the direct holders offer the Trustee protection from expenses and liability, called an indemnity. If such indemnity reasonably satisfactory to the Trustee is provided, the direct holders of a majority in principal amount of the outstanding Notes of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority direct holders may also direct the Trustee in performing any other action under the Indenture with respect to the Notes of that series.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•	you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

•	the direct holders of 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action;

•	the Trustee must have not received from direct holders of a majority in principal amount of the outstanding Notes of that series a direction inconsistent with the written notice; and

•	the Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your Notes on or after its due date.

If you are a street name holder or other indirect holder of the Notes, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the Trustee and to make or cancel a declaration of acceleration.

We will furnish to the Trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the Notes issued under it, or else specifying any default.

Defeasance

The following is a discussion of full defeasance and covenants defeasance that will apply to the Notes.

Full Defeasance

If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the Notes, called full defeasance, if we put in place the following arrangements for you to be repaid:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;

•	there must be a change in current U.S. federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit and just repaid the Notes ourselves. (Under current federal tax law, the deposit and our legal release from the Notes would be treated as though we took back your Notes and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the Notes you give back to us.); and

•	we must deliver to the Trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the Notes. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the Notes without causing tax consequences to you. This type of release is called covenant defeasance. If we ever accomplished covenant defeasance, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the Notes. In order to achieve covenant defeasance, we must do the following:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates; and

•	we must deliver to the Trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit and just repaid the Notes ourselves.

If we accomplish covenant defeasance, the following provisions, among others, of the Indenture and the Notes would no longer apply:

•	our promises regarding conduct of our business previously described above under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under “—Restrictive Covenants—Mergers and Similar Events”; and

•	the Events of Default relating to breach of covenants, described above under “—Events of Default”.

If we accomplish covenant defeasance, you could still look to us for repayment of the Notes if there were a shortfall in the trust deposit. In fact, if one of the remaining Events of Default occurs, such as our bankruptcy, and the Notes become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver of Indenture Provisions

There are four types of changes we can make to the Indenture and each series of Notes issued under the Indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to the Notes without your specific approval. Following is a list of those types of changes:

•	change to the payment due date of the principal or interest on the Notes;

•	reduction of any amounts due on the Notes;

•	reduction of the amount of principal payable upon acceleration of the maturity of the Notes, including the amount payable on an original issue discount security, following a default;

•	change to the place or currency of payment on the Notes;

•	impairment of your right to sue for payment of any amount due on the Notes;

•	impairment of any right that you may have to exchange or convert the Notes for or into other securities or property;

•	reduction of the percentage of direct holders of the Notes whose consent is needed to modify or amend the Indenture;

•	reduction of the percentage of direct holders of the Notes whose consent is needed to waive our compliance with certain provisions of the Indenture or to waive certain defaults; and

•	modification of any other aspect of the provisions dealing with modification and waiver of the Indenture.

Changes Requiring a Majority Vote. The second type of change to the Indenture and the Notes is the kind that requires a vote in favor by direct holders of the Notes owning a majority of the principal amount of each series of Notes affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of each holder of the Notes affected thereby, and, as noted below, changes not requiring approval.

The Indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of Notes of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of the Notes. This type is limited to clarifications and certain other changes referenced in our indentures that would not adversely affect holders of the Notes.

Changes by Waiver Requiring a Majority Vote. Fourth, we need the approval of direct holders of the Notes owning a majority of the principal amount of the particular series of Notes affected to obtain a waiver of certain of the restrictive covenants, including the one described under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. We also need such majority approval to obtain a waiver of any past default, except a payment default listed in the first category described above under “—Events of Default”.

The Notes will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. The Notes will also not be eligible to vote if they have been fully defeased as described under “—Defeasance—Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding Notes of each series that are entitled to vote or take other action under the Indenture. In some circumstances, the Trustee will be entitled to set a record date for action by direct holders. If we or the Trustee set a record date for a vote or other action to be taken by holders of the Notes, that vote or action may be taken only by persons who are direct holders of the Notes on the record date and must be taken on or before the expiration date designated by us or the Trustee, as applicable. If no such expiration date is so designated, the expiration date will be the 180th day following the record date.

If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if we seek to change the Indenture or the New Notes or request a waiver.

Further Issues

We may from time to time, without notice to or the consent of the holders of any series of the New Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the New Notes of the applicable series. Any further New Notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Notices

We and the Trustee will send notices regarding the Notes only to direct holders, using the procedures of the applicable Depositary, in the case of global securities, and otherwise to their addresses as listed in the Trustee’s records.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, registered holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Our Relationship With the Trustee

The trustee under our Indenture is The Bank of New York Mellon. We and our subsidiaries maintain banking and other service relationships with The Bank of New York Mellon.

Affiliates of the trustee have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. The trustee may be required to resign if an actual or potential Event of Default occurs with respect to the New Notes within one year after any offering of our securities underwritten by an affiliate of the trustee, such as BNY Mellon Capital Markets, LLC, since the trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under one or more of the indentures and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. In addition, the trustee can resign for any reason by giving written notice, and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the Indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the Indenture and (b) a conflicting interest under the Indenture for purposes of the Trust Indenture Act.

Governing Law

The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are the definitions of certain terms used in this “Description of the New Notes” section. Reference is made to the Indenture for the definition of certain other terms defined in the Indenture and used in this “Description of the New Notes” section for which no definitions are provided herein.

“Additional Interest” means any additional interest owing on any of the Notes pursuant to a Registration Rights Agreement.

“Additional Notes” means the Company’s 3.905% Senior Notes due 2047 and its 3.935% Senior Notes due 2049 issued under the terms of the Indenture after the Issue Date and in compliance with the requirements of the Indenture. For purposes of clarity, it is understood and agreed that Exchange Notes shall not constitute Additional Notes.

“Business Day” means any day that is neither a Saturday or Sunday, nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Depositary” means with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company, which Depositary shall be a clearing agency registered under the Exchange Act. The initial Depositary shall be DTC.

“designated subsidiary” means The Prudential Insurance Company of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means Notes issued in exchange for any Old Notes in an exchange offer pursuant to a Registration Rights Agreement and Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act, and any replacement Notes issued therefor in accordance with the Indenture.

“Global Note” means any global Note, substantially in the applicable forms set forth in the Indenture.

“Holder” means the registered holder of any Note.

“Notes” means the Company’s 3.905% Senior Notes due 2047 and its 3.935% Senior Notes due 2049 (each a separate series) issued and authenticated pursuant to the Indenture (including, without limitation, any Additional Notes and Exchange Notes, as applicable, with respect to each series).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among the Company and the other parties thereto and any subsequent registration rights agreements among the Company and the other parties thereto relating to any Notes, in each case as the same may be amended or supplemented from time to time.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

DESCRIPTION OF REGISTRATION RIGHTS AGREEMENT

The following summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and which may be obtained as described under “Where You Can Find More Information” and “Incorporation by Reference.” For purposes of this section, references to the “Company,” “Prudential,” “us,” “we,” “our” and similar references include only Prudential Financial, Inc. and not any of its subsidiaries or any other entities that are consolidated with it for financial reporting purposes, except as otherwise expressly stated or the context otherwise requires.

In connection with the completion of the private exchange offers pursuant to which the Old Notes were issued, on December 7, 2017, we entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed, among other things and subject to certain conditions, at our own cost and for the benefit of holders of the Old Notes, to:

•	use our commercially reasonable efforts to file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer (the “Registered Exchange Offer”) to exchange the Old Notes of a particular series for New Notes of the corresponding series having terms identical in all material respects to the Old Notes being exchanged, except that the New Notes will not contain transfer restrictions or any increase in annual interest rate as described below; and

•	use our commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective within 270 days after December 7, 2017 (or if such 270th day is not a business day, the next succeeding business day), which was the date of the original issuance of the Old Notes.

The Registration Rights Agreement provides that, upon the effectiveness of the Exchange Offer Registration Statement, we will use our commercially reasonable efforts to commence promptly the Registered Exchange Offer and complete the Registered Exchange Offer not later than 310 days after December 7, 2017 (or if such 310th day is not a business day, the next succeeding business day), or longer if required by applicable law. We agreed to keep the Registered Exchange Offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the Registered Exchange Offer is mailed to the holders of the Old Notes. We intend to conduct the exchange offers in order to fulfill our obligations under the Registration Rights Agreement and in accordance with the applicable requirements of the Securities Act and the related rules and regulations of the SEC. However, there can be no assurance that the exchange offers will be completed by the deadline set forth in the Registration Rights Agreement, or at all.

Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of their original issuance. The New Notes will vote and consent together with the Old Notes on all matters on which holders of Old Notes or New Notes are entitled to vote and consent.

If:

•	we determine that we are not permitted to effect the Registered Exchange Offer or are not required to file the Exchange Offer Registration Statement; or

•	any holder of Old Notes notifies us prior to the day that is 20 days following the completion of the Registered Exchange Offer that (a) it was prohibited by law or SEC policy from participating in the Registered Exchange Offer (other than due solely to the status of such holder as an affiliate of ours), (b) it may not resell the New Notes acquired by it in the exchange offers to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder; or (c) it is a broker-dealer and holds Old Notes acquired directly from us or any of our affiliates;

•	the Registration Rights Agreement provides that we will be required, in certain circumstances, to (at our cost):

•	use our commercially reasonable efforts to file with the SEC a shelf registration statement (the “Shelf Registration Statement”) covering resales of the Old Notes and thereafter use our commercially reasonable efforts to cause such Shelf Registration Statement to become effective under the Securities Act within 180 days after the date, if any, on which we become obligated to file the Shelf Registration Statement (or if such 180th day is not a business day, the next succeeding business day) or, if permitted by Rule 430B under the Securities Act, otherwise designate an existing effective registration statement for use by the holders of the Old Notes as a Shelf Registration Statement relating to the resale of the Old Notes by holders thereof; and

•	use our commercially reasonable efforts to keep such Shelf Registration Statement continuously effective for a period of one year from December 7, 2017 or such shorter time that all Old Notes eligible to be sold under the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

For each relevant holder, we agreed to:

•	provide copies of the prospectus that is part of the Shelf Registration Statement;

•	notify each such holder when the Shelf Registration Statement has been filed or so designated and when it has become effective; and

•	take certain other actions as are required to permit resales of the Old Notes pursuant to the Shelf Registration Statement.

A holder that sells Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder, including certain indemnification obligations. In addition, a holder of Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have that holder’s Old Notes included in the Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph. No holder of Old Notes shall be entitled to be named as a selling security holder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of the Old Notes unless such holder has signed and returned to us a notice and questionnaire as distributed by us consenting to such holder’s inclusion in the Shelf Registration Statement and related prospectus as a selling security holder and providing further information to us. In addition, a holder of Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement to benefit from the provisions set forth in the following paragraph.

If:

•	the Exchange Offer Registration Statement has not become effective by the SEC by the 270th day after December 7, 2017 (or if such 270th day is not a business day, the next succeeding business day);

•	the Required Exchange Offer is not completed within 310 days after December 7, 2017 (or if such 310th day is not a business day, the next succeeding business day);

•	the Exchange Offer Registration Statement has been declared effective by the SEC but ceases to be effective or usable prior to the consummation of the Registered Exchange Offer (unless such lack of effectiveness is cured within the 310-day period described above);

•	the Shelf Registration Statement, if applicable, has not become effective under the Securities Act within 180 days after the date, if any, on which we became obligated to file the Shelf Registration Statement; or

•	the Shelf Registration Statement, if applicable, has become effective under the Securities Act but ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective under the Registration Rights Agreement (each such event referred to in this bullet point and any of the previous four bullet points are referred to as a “Registration Default”);

then we will be required to pay additional interest as liquidated damages to the holders of the Old Notes affected thereby, equal to 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the additional interest shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest of 0.50% per annum; provided that we shall in no event be required to pay additional interest for more than one Registration Default at any given time.

Following the cure of all Registration Defaults, the accrual of additional interest on the Old Notes will cease and the interest rate will revert to the original rate on the applicable series of Old Notes. Any additional interest will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of Old Notes with respect to any Registration Default.

Notwithstanding the foregoing, subject to certain conditions, we may allow the Exchange Offer Registration Statement, at any time after consummation of the Registered Exchange Offer (if otherwise required to keep it effective), or the Shelf Registration Statement and the related prospectus to cease to remain effective and usable or may delay the filing or the effectiveness of the Shelf Registration Statement, as applicable, for one or more periods of up to 120 days in the aggregate in any twelve month period; provided that the period during which the Exchange Offer Registration Statement is required to be effective and usable or the one-year period during which the Shelf Registration Statement is required to be effective and usable shall be extended by the time period of any such suspension.

The Registration Rights Agreement is governed by the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

Each series of New Notes will initially be issued in book-entry form evidenced by one or more global New Notes (“Global New Notes”) registered in the name of The Depository Trust Company (“DTC”) or its nominee. The Old Notes were initially issued and, as of the date of this prospectus, remain in book-entry form evidenced by global Old Notes (“Global Old Notes” and, together with the Global New Notes, the “Global Notes”) registered in the name of DTC or its nominee. The Global Old Notes were, and the Global New Notes will be, deposited upon issuance with the Trustee, as custodian for DTC, in each case for credit to the accounts of direct participants in DTC as described below. Except as described below, Global Notes may be transferred, in whole and not in part, only to DTC, or another nominee of DTC or to a successor of DTC or its nominee. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). See “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”), which may change from time to time.

The Trustee is acting as the initial paying agent and registrar. The Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Certain Procedures

The following description of some of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Owners of the beneficial interests in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants or Indirect Participants in such system. Each of Euroclear and Clearstream holds and will hold interests in the Global Notes on behalf of its participants through customers’ securities accounts in its name on the books of its depositary. Citibank, N.A. will act as the U.S. depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as the U.S. depositary for Euroclear. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system. The laws of some states require, and the laws of other jurisdictions may require, that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the Notes issued thereunder, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, the Trustee nor any of our or the Trustee’s agents has or will have any responsibility or liability for (1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC. Payments by Participants and Indirect Participants to the beneficial owners of Global Notes will be governed by standing instructions and customary practices and will be the responsibility of Participants or Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying or remitting payments to the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “—Same-Day Settlement and Payment.” Subject to the transfer restrictions applicable to the Old Notes and that may be applicable to any Additional Notes we may issue in the future, transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to the transfer restrictions applicable to the Old Notes and that may be applicable to any Additional Notes we may issue in the future, cross-market transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the respective depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Global Notes as to which such Participant or Participants has or have given such direction. However, if an Event of Default (as defined in “Description of the New Notes”) with respect to the Notes of a particular series has occurred and is continuing, DTC reserves the right to exchange the Global Notes for that series for Certificated Notes (which, in the case of Old Notes and any Additional Notes we may issue in the future that are subject to transfer restrictions, will bear the applicable restrictive legend set forth in the related Indenture unless we determine otherwise), and to distribute such Certificated Notes to its Participants.

DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, and such procedures may be discontinued at any time. Neither we nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A Global Note is exchangeable for Notes in registered certificated form without coupons (“Certificated Notes”) if (1) DTC notifies us that it is unwilling or unable to continue as Depositary for the applicable Global Note or ceases to be a clearing agency registered under the Exchange Act (if such registration is required by applicable law) and, in each case, we do not appoint a successor Depositary for the Notes within 90 days after we receive such notification or we become aware that DTC has ceased to be so registered, as the case may be, (2) we, in our sole discretion and subject to DTC procedures, notify the Trustee in writing that we elect to cause the issuance of Certificated Notes or (3) there shall have occurred and be continuing an Event of Default with respect to the Global Notes of the applicable series. If that occurs, then only New Notes in registered certificated form without coupons will be issued in exchange for beneficial interests in Global New Notes of the applicable series and only Old Notes in registered certificated form without coupons will be issued in exchange for beneficial interests in Global Old Notes of the applicable series. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be delivered only in minimum denominations of $1,000 and integral multiples of $1,000 thereafter, registered in the names requested by or on behalf of DTC (in accordance with its customary procedures) and, in the case of Old Notes and any Additional Notes we may issue in the future that are subject to transfer restrictions, will bear the applicable restrictive legend set forth in the Indenture unless we determine otherwise. Certificated Notes can be transferred by presentation for registration to the registrar at its New York office and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Certificated Notes.

Same-Day Settlement and Payment

Payments in respect of the Notes represented by the Global Notes (including principal and interest) will be made by wire transfer of immediately available funds to DTC or its nominee, as the registered holder of the Global Notes. If Certificated Notes are issued under the limited circumstances described above, we will pay the principal and premium, if any, on, and may pay interest on, such Certificated Notes at the office or agency maintained by us for such purpose, which initially shall be an office of the Trustee, upon surrender of such Certificated Note at such office or agency, and, at our option, we may pay interest on any Certificated Notes by check mailed to the addresses of the registered holders entitled thereto, provided that we will pay principal of premium, if any, and interest on Certificated Notes to holders who have specified an account in the United States of America for such payment. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The Clearing Systems

DTC. DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream. Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to each series of the New Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear. Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium as the “Euroclear operator.”

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the “Terms and Conditions Governing Use of Euroclear” and the related operating procedures of the Euroclear System, and applicable Belgian law, which are collectively referred to as the “terms and conditions.” The terms and conditions govern transfers of notes and cash within Euroclear, withdrawals of notes and cash from Euroclear, and receipts of payments with respect to notes in Euroclear. All notes in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to each series of the New Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summarizes certain material United States federal income tax consequences relating to (i) the exchange of Old Notes for New Notes pursuant to the exchange offers and (ii) the ownership and disposition of the New Notes by U.S. Holders and non-U.S. Holders (each as defined below). This summary deals only with beneficial owners of Old Notes that acquired the Old Notes upon their original issuance pursuant to the private exchange offers.

This discussion is based on:

•	the United States Internal Revenue Code of 1986, as amended (the “Code”);

•	current, temporary and proposed Treasury regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•	court decisions;

all as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS, except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. The tax considerations contained in this discussion may be challenged by the IRS, and we have not requested, and do not plan to request, any rulings from the IRS concerning the Notes.

The tax treatment of a holder of the New Notes may vary depending upon a holder’s particular situation. Certain holders (including, but not limited to, certain financial institutions, insurance companies, broker-dealers, persons who mark-to-market the New Notes, tax-exempt organizations, regulated investment companies, real estate investment trusts, U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar, expatriates, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, and persons holding Notes as part of a “straddle,” “hedge” or “conversion transaction”) may be subject to special rules not discussed below. This discussion is limited to holders who hold the Old Notes and will hold the New Notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF YOUR PURCHASE, OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

As used herein, the term “U.S. Holder” means a beneficial owner of Notes that is for United States federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation, including for this purpose an entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate whose income is subject to United States federal income tax regardless of its source, or (4) a trust, if both (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts that are beneficial holders of the Notes and in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used herein, the term “Non-U.S. Holder” means a beneficial owner (other than a partnership) of Notes that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) holds Notes, the treatment of a partner in the partnership will generally depend on the status of the partner and activities of the partnership. A holder that is a partnership and partners in such partnership should consult their tax advisors regarding the United States federal income tax consequences of the exchange offers and of owning and disposing of the New Notes.

Treatment of Exchange under the Exchange Offers

The exchange of the Old Notes for New Notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes. A holder will not realize any taxable gain or loss as a result of exchanging the Old Notes for New Notes, and, upon the exchange, the holder will have the same tax basis and holding period in the New Notes as the holder had in the Old Notes immediately before the exchange.

Tax Treatment of New Notes

U.S. Holders

Issue Price

We have determined that the issue price of the Old 2047 Notes was 101.65% of the principal amount thereof and the issue price of the Old 2049 Notes was 101.89% of the principal amount thereof.

Interest

Stated interest on the New Notes will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Sale, retirement, redemption or other taxable disposition

In general, a U.S. Holder of the New Notes will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of such New Notes in an amount equal to the difference between (1) the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued and unpaid interest, which generally will be taxable to a holder as ordinary income) and (2) the U.S. Holder’s adjusted tax basis in such New Notes. A U.S. Holder’s adjusted tax basis in the New Notes generally will be equal to such U.S. Holder’s adjusted tax basis in the Old Notes reduced by any previously amortized bond premium (as described below). The portion of any proceeds that is attributable to accrued and unpaid interest will not be taken into account in computing the U.S. Holder’s capital gain or loss, but will instead be treated as interest income, as described under “—Interest” above. Net capital gain (i.e. generally, capital gain in excess of capital loss) recognized by a non-corporate U.S. Holder from the sale of a capital asset that has been held for more than 12 months is currently subject to United States federal income tax at a rate not to exceed 20%. Net capital gain from the sale of an asset held for 12 months or less will be subject to United States federal income tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to United States federal income tax at the ordinary income tax rates applicable to corporations. The ability to deduct capital losses is subject to limitations under the Code.

Amortizable Bond Premium

If a U.S. Holder’s initial tax basis in the New Notes is greater than the principal amount of the New Notes, the U.S. Holder will be considered to have acquired the New Notes with “amortizable bond premium.” A U.S. Holder generally may elect to amortize the premium over the remaining term of the New Notes on a constant yield method as an offset to interest when includible in income under a U.S. Holder’s regular accounting method. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the New Notes by the amount of the premium amortized in any year. An election to amortize premium on a constant yield method will also apply to all other taxable debt instruments held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the IRS.

Additional tax on investment income

A U.S. Holder that is an individual, estate or trust that does not fall into a special class of trusts that is exempt from such tax is subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its interest income and net gain from the disposition of the New Notes, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this 3.8% Medicare tax to their income and gains from the New Notes.

Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on payments of interest on the New Notes, unless that Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code, is a controlled foreign corporation related to us or is a bank receiving interest described in Section 881(c)(3)(A) of the Code, provided that such interest is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder. To qualify for the exemption from taxation, the last United States payor, as defined in the Treasury regulations (or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Holder (the “Withholding Agent”), must have received, before payment, a statement that (1) is signed by the beneficial owner of the New Notes under penalties of perjury, (2) certifies that such owner is not a U.S. Holder and (3) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E or a substantially similar form. An IRS Form W-8BEN or IRS Form W-8BEN-E is generally effective for the year of signature plus the following three calendar years; however, the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. Notwithstanding the preceding sentence, an IRS Form W-8BEN or IRS Form W-8BEN-E may in certain circumstances remain effective until a change in circumstances makes any information on such form inaccurate. If the New Notes are held through a securities clearing organization or certain other financial institution, the beneficial owner must provide to such organization or institution an IRS Form W-8BEN or IRS Form W-8BEN-E and the organization or institution must provide a certificate stating that such organization or institution has been provided with a valid IRS Form W-8BEN or IRS Form W-8BEN-E to the Withholding Agent.

A Non-U.S. Holder that does not qualify for exemption from withholding as described in the preceding paragraph generally will be subject to withholding of United States federal income tax at a tax rate of 30% (or lower applicable treaty rate) on payments of interest on the New Notes.

In addition, a Non-U.S. Holder will generally not be subject to United States federal income or withholding tax on any amount which constitutes gain upon the sale, retirement, redemption or other taxable disposition of the New Notes, provided (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder and (2) in the case of an individual Non-U.S. Holder, such holder is not present in the United States for 183 days or more in the taxable year. Certain other exceptions may be applicable and a Non-U.S. Holder should consult its tax advisor in this regard.

To the extent that gain or interest income with respect to the New Notes is not exempt from the United States federal income or withholding tax, a Non-U.S. Holder may be able to reduce or eliminate such tax under an applicable income tax treaty.

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income with respect to the New Notes is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder (and if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) will not be subject to the United States federal withholding tax if such Non U.S. Holder provides an IRS Form W-8ECI to the Withholding Agent. Instead, such Non-U.S. Holder will generally be subject to tax on such gain and interest income at regular income tax rates in the manner similar to the taxation of U.S. Holders. In addition, a corporate Non-U.S. Holder will be subject to a branch profits tax equal to 30% of its “dividend equivalent amount” (generally representing the amount that remains after paying the tax on such gain or interest income discussed in the preceding sentence), although a Non-U.S. Holder may be able to reduce or eliminate such tax under an applicable income tax treaty. If a Non-U.S. Holder is an individual that is present in the United States for 183 days or more in a taxable year, such holder will be subject to a flat 30% tax (subject to reductions under an applicable income tax treaty if the Non-U.S. Holder is eligible for the benefits of such treaty) on the gain derived from the sale, redemption or other taxable disposition in such taxable year, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information reporting and backup withholding

Generally, we must report annually to the IRS and to Non-U.S. Holders the amount of interest paid to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding of United States federal income tax may apply to payments made in respect of the New Notes to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) on an IRS Form W-8BEN or IRS Form W-8BEN-E, in the case of a Non-U.S. Holder, or an IRS Form W-9, in the case of a U.S. Holder. Compliance with the identification procedures described in the preceding section generally would establish an exemption from backup withholding for Non-U.S. Holders. As discussed above, a Non-U.S. Holder whose gain or interest income with respect to the New Notes is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder will generally not be subject to backup withholding if the Non-U.S. Holder provides the Withholding Agent with an IRS Form W-8ECI.

In addition, upon the sale of the New Notes to (or through) a broker, the broker may be required to withhold an appropriate percentage of the entire purchase price, unless the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that such seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale may also be reported by the broker to the IRS (which report must, in certain circumstances, include the adjusted basis of the New Notes), unless the seller certifies its Non-U.S. Holder status (and certain conditions are met). Certification of the registered owner’s Non-U.S. Holder status would be made normally on an IRS Form W-8BEN or IRS Form W-8BEN-E under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471-1474 of the Code and the Treasury regulations thereunder (“FATCA”) impose withholding taxes on certain types of payments made to “foreign financial institutions,” as specially defined under FATCA, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest on, and gross proceeds from the sale or other disposition of, the New Notes paid to a foreign financial institution unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. These rules currently apply to payments of interest and are expected to apply to payments of gross proceeds from the sale or other disposition of the New Notes after December 31, 2018. Prospective investors should consult their tax advisors regarding the application of FATCA to the acquisition, ownership or disposition of the New Notes.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

In addition to the United States federal income tax consequences described in “Material United States Federal Income Tax Considerations,” you should consider the state and local income tax consequences of the acquisition, ownership and disposition of the New Notes. State and local income tax law may differ substantially from corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. You should consult your tax advisor with respect to the various state and local tax consequences of an investment in the New Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offers must acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of such New Notes. However, by so acknowledging and by delivering (or making available) a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer that acquired Old Notes for its own account as a result of market making or other trading activities (a “participating broker-dealer”) may use this prospectus, as amended or supplemented from time to time, in connection with resales and other transfers of New Notes received for its own account in exchange for such Old Notes in the exchange offers for a period of 180 days (subject to our right to suspend the use of the prospectus as described below) after the expiration date of such exchange offer, so long as such participating broker-dealer has notified us by delivering a fully completed and executed letter of transmittal to the Exchange Agent at the address set forth above under “The Exchange Offers—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date in which such broker-dealer indicates, by checking the appropriate box, that it will be using this prospectus for such purpose. A broker-dealer that is not a participating broker-dealer may not use this prospectus for the purpose of reselling or otherwise transferring Notes.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the performance of our obligations under the Registration Rights Agreement, excluding underwriting discounts and commissions, brokerage commissions and certain transfer taxes as described above under “The Exchange Offers—Transfer Taxes.” We have also agreed in the Registration Rights Agreement to indemnify the holders of the Old Notes and participating broker-dealers, if any, against certain liabilities, including liabilities under the Securities Act.

By tendering its Old Notes, any participating broker-dealer that receives New Notes pursuant to the exchange offers agrees to notify us prior to using this prospectus in connection with any sale or transfer of such New Notes, acknowledges and agrees that the Registration Rights Agreement provides that, upon notice from us of the occurrence of any event that makes any statement in this prospectus, the registration statement of which this prospectus is a part or any related free writing prospectus untrue in any material respect or that requires the making of any changes in this prospectus or such registration statement or free writing prospectus in order to make the statements therein not misleading, it will suspend the use of this prospectus or such free writing prospectus, as the case may be, until we have amended or supplemented this prospectus or such free writing prospectus, as the case may be, to correct such misstatement or omission.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the New Notes will be passed upon for Prudential by corporate counsel for Prudential. As of the date of this prospectus, such corporate counsel owns less than 1% of the common stock of Prudential.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have filed and will continue to file with the SEC, annual reports on Form 10-K, quarterly reports on Form 10-Q, proxy statements and current reports with respect to specified events on Form 8-K, as required of a U.S. domestic issuer subject to those particular requirements of the Exchange Act, including the informational and timing requirements for filing such reports.

Our SEC filings are available to the public from the SEC’s website at www.sec.gov or from the “Investor Relations” section of our website at www.prudential.com. However, the information on or accessible through our website does not constitute a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. In addition, copies of the documents incorporated by reference in this prospectus may be requested by contacting us as further described below.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” information into this prospectus. By incorporating by reference we are disclosing important information to you by referring you to another document we have filed separately with the SEC. Any information referred to in this way is considered part of this prospectus from the date we filed that document. We incorporate by reference into this prospectus the following documents filed with the SEC and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offers pursuant to this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.	our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”);

2.	our Definitive Proxy Statement on Schedule 14A, filed on March 21, 2017; and

3.	our Current Report on Form 8-K filed with the SEC on February 13, 2018.

The information incorporated by reference in this prospectus is an important part of this prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is considered to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of the filings that we incorporate by reference, at no cost, by writing or telephoning us as follows: Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102, Attention: Corporate Secretary; telephone: (973) 802-6000. Exhibits to the filings will not be sent, however, unless specifically requested.

You should rely only on the information contained or incorporated by reference in this prospectus. Prudential has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Prudential will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus is accurate only as of the date of the document in which such information appears. Our business, financial condition, results of operations and prospects may have changed since that date.

Prudential Financial, Inc.

OFFERS TO EXCHANGE

Any and all of its outstanding $895,778,000 aggregate principal amount of 3.905% Senior Notes due 2047 for

Up to $895,778,000 aggregate principal amount of its 3.905% Senior Notes due 2047 that have been registered under the Securities Act of 1933

and

Any and all of its outstanding $1,039,497,000 aggregate principal amount of its 3.935% Senior Notes due 2049 for

Up to $1,039,497,000 aggregate principal amount of its 3.935% Senior Notes due 2049 that have been registered under the Securities Act of 1933

PROSPECTUS

             , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Prudential Financial, Inc. is subject to the New Jersey Business Corporation Act (the “BCA”). The BCA provides that a New Jersey corporation is required to indemnify a director or officer against his or her expenses to the extent that such director or officer has been successful on the merits or otherwise in any proceeding against such director or officer by reason of his or her being or having been such director or officer. A New Jersey corporation also has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (or in the case of a proceeding by or in the right of the corporation, upon an appropriate determination by a court); and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or any of its shareholders for damages for breach of duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Prudential Financial, Inc. or its stockholders, (ii) for acts or omissions not in good faith or involving a knowing violation of law, or (iii) for any transaction from which the director derived or received an improper personal benefit.

Our amended and restated by-laws provide that we shall indemnify the following persons:

(a) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including any appeal thereon) (other than an action by or in the right of Prudential Financial, Inc.) by reason of the fact that such person is or was a director or officer of Prudential Financial, Inc., or is or was serving at the request of Prudential Financial, Inc. as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including reasonable costs, disbursements and attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Prudential Financial, Inc., and, with respect to any criminal action or proceeding, such person has no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions (i) were in breach of his or her duty of loyalty to Prudential Financial, Inc. or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by such person of an improper personal benefit. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful; or

(b) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (whether civil, criminal, administrative, arbitrative or investigative) by or in the right of Prudential Financial, Inc. to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Prudential Financial, Inc., or is or was serving at the request of Prudential Financial, Inc. as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including reasonable costs, disbursements and attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Prudential Financial, Inc.; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions (i) were in breach of his or her duty of loyalty to Prudential Financial, Inc. or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by such person of an improper personal benefit. Notwithstanding the preceding sentence, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Prudential Financial, Inc. unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper.

The indemnification and advancement of expenses will continue as to a person who has ceased to be a director, officer or employee and will inure to the benefit of the heirs, executors and administrators of such person.

For directors and officers of the level of Senior Vice President or above, the determination of entitlement to indemnification must be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the shareholders.

We maintain insurance policies with unrelated insurers under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

The registration rights agreement dated December 7, 2017 and incorporated by reference as Exhibit 4.3 hereto provides for indemnification of our directors, certain of our officers and our controlling persons, if any, by the owners of the Old Notes and by any participating broker-dealers (as such terms are defined in the prospectus included in this registration statement) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of December 7, 2017, between the registrant and The Bank of New York Mellon, as trustee (including the form of the registrant’s Global Note for the 3.905% Senior Notes due 2047 and 3.935% Senior Notes due 2049 as Exhibit B thereto) (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed December 8, 2017)

4.2	Form of Global Note for the 3.905% Senior Notes due 2047 and 3.935% Senior Notes due 2049 (included as Exhibit B to the Indenture incorporated by reference as Exhibit 4.1 hereto)

4.3	Registration Rights Agreement, dated as of December 7, 2017, between the registrant and the dealer managers listed therein (incorporated by reference to Exhibit 4.3 of the registrant’s Current Report on Form 8-K filed December 8, 2017)

5.1	Opinion of John M. Cafiero, Esq.

12.1	Statement of computation of ratios of earnings to fixed charges

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the registrant

23.2	Consent of John M. Cafiero, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, for The Bank of New York Mellon as trustee with respect to the Indenture, dated as of December 7, 2017

99.1	Form of Letter of Transmittal

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3	Form of Letter to Clients

Financial Statement Schedules

None. Financial statement schedules have been omitted since the required information is included in our consolidated financial statements incorporated by reference into this registration statement.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 20th day of February, 2018.

PRUDENTIAL FINANCIAL, INC.

By:	/s/ ROBERT M. FALZON
Name: Robert M. Falzon Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on February 20, 2018 by the following persons in the capacities and on the dates indicated.

Name	Title

JOHN R. STRANGFELD*	Chairman, Chief Executive Officer,
John R. Strangfeld	President and Director (Principal Executive Officer)

/s/ ROBERT M. FALZON	Executive Vice President and Chief Financial Officer
Robert M. Falzon	(Principal Financial Officer)

ROBERT D. AXEL*	Senior Vice President and Controller
Robert D. Axel	(Principal Accounting Officer)

THOMAS J. BALTIMORE, JR.*	Director
Thomas J. Baltimore, Jr.

GILBERT F. CASELLAS*	Director
Gilbert F. Casellas

MARK B. GRIER*	Vice Chairman and Director
Mark B. Grier

MARTINA HUND-MEJEAN*	Director
Martina Hund-Mejean

KARL J. KRAPEK*	Director
Karl J. Krapek

PETER R. LIGHTE*	Director
Peter R. Lighte

GEORGE PAZ*	Director
George Paz

Name	Title

SANDRA PIANALTO*	Director
Sandra Pianalto

CHRISTINE A. POON*	Director
Christine A. Poon

DOUGLAS A. SCOVANNER*	Director
Douglas A. Scovanner

MICHAEL A. TODMAN*	Director
Michael A. Todman

*By: /s/ ROBERT M. FALZON
Robert M. Falzon Attorney-in-fact